UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to § 240.14a-12

CALIFORNIA BANCORP
(Name of registrant as specified in its charter)

Not applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒ No fee required.
☐ Fee paid previously with preliminary materials
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

April 8, 2025

Dear Fellow Shareholder,

On behalf of the Board of Directors and management, you are cordially invited to attend the 2025 Annual Meeting of Shareholders (the “Annual Meeting”) of California BanCorp (the “Company”). The Annual Meeting will be held at the Company’s headquarters, located at 12265 El Camino Real, Suite 210, San Diego, California, 92130, on Tuesday, May 21, 2025, at 8:30 a.m., Pacific Daylight Time.

The attached Notice of Annual Meeting and proxy statement describe the formal business to be conducted at the Annual Meeting. Members of our Board of Directors and management will be present in person at the Annual Meeting to respond to any questions that our shareholders may have.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we encourage you to cast your vote via the Internet, telephone, or by completing your proxy card and returning it by mail. Specific instructions with respect to your voting options are described in the accompanying proxy statement. If you hold your shares through an account with a brokerage firm, bank, or other nominee, please follow the instructions you receive from that entity to vote your shares.

Each proxy is revocable and will not affect your right to vote in person if you attend the Annual Meeting. If you are a shareholder of record and attend the Annual Meeting, you may simply revoke your previously submitted proxy and vote your shares at that time. If your shares are held by a broker or otherwise not registered in your name, you will need additional documentation from your record holder proving your ownership in order to vote your shares personally at the Annual Meeting.

On behalf of the Board of Directors and the officers and employees of California BanCorp, we would like to thank you and all of our shareholders for your continued support. We look forward to your participation at the Annual Meeting.

Sincerely,

David I. Rainer
Executive Chairman

2025 | Annual Proxy Statement	2

12265 El Camino Real, Suite 210
San Diego, California 92130
(844) 265-7622

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 21, 2025 - 8:30 a.m. (Pacific Daylight Time)

The 2025 Annual Meeting of Shareholders (the “Annual Meeting”) of California BanCorp (the “Company” or “Corporation”) will be held at the Company’s headquarters, located at 12265 El Camino Real, Suite 210, San Diego, CA 92130 on Tuesday, May 21, 2025, at 8:30 a.m. Pacific Daylight Time for the purpose of considering and voting upon the following matters:

ITEMS OF BUSINESS:

Proposals:

I.Election of Directors. To elect the following twelve (12) director nominees to the Board of Directors (“Board”) of the Company to serve until the next annual meeting of shareholders and until their successors are elected and have qualified:

Andrew J. Armanino, Jr.	Richard Martin
Stephen A. Cortese	Frank L. Muller
Kevin J. Cullen	David I. Rainer
Frank D. Di Tomaso	Steven E. Shelton
Rochelle G. Klein	David Volk
Dr. Lester Machado	Anne Williams

II. Ratification of the Appointment of Public Accounting Firm. To ratify the appointment of RSM US LLP as the independent public accounting firm for the Company for the fiscal year ending December 31, 2025.

III. Other Business. To transact such other business as may properly be brought before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

Only shareholders of record at the close of business on March 27, 2025, are entitled to notice and to vote at the Annual Meeting (any and adjournments or postponements thereof).

As set forth in the enclosed proxy statement, proxies are being solicited by and on behalf of the Board. All proposals set forth above are proposals of the Company. It is expected that the Notice of Internet Availability of Proxy Materials, which includes instructions on how to access these materials online will be mailed to shareholders on or about April 8, 2025.

2025 | Annual Proxy Statement	3

Your vote is important. Whether or not you expect to attend the Annual Meeting, we hope you will vote as soon as possible. You will be able to vote your shares over the Internet, by telephone or by completing a proxy card and returning it by mail. Please review the instructions with respect to your voting options described in the accompanying proxy statement. If you hold your shares through an account with a brokerage firm, bank, or other nominee, please follow the instructions you receive from that entity to vote your shares. Voting by Internet, telephone or mail will not prevent you from voting in person if you choose to attend the Annual Meeting.

If you would like to attend the Annual Meeting and your shares are held by a broker, bank or other nominee, you must bring to the Annual Meeting a recent brokerage statement or a letter from the nominee confirming your beneficial ownership of the shares. You must also bring a form of personal identification. In order to vote your shares at the Annual Meeting, you must obtain from the nominee a legal proxy issued in your name.

BY ORDER OF THE BOARD OF DIRECTORS

/s/Manisha K. Merchant
Manisha Merchant
Chief Legal Officer and Corporate Secretary

San Diego, California
April 8, 2025

Important Notice Regarding the Availability of
Proxy Materials for the Shareholder Meeting To Be Held on May 21, 2025.
California BanCorp’s proxy statement, annual report
and electronic proxy card are available on the Internet at https://www.envisionreports.com/BCAL.
You are encouraged to review all of the information contained in the proxy statement before voting.

2025 | Annual Proxy Statement	4

TABLE OF CONTENTS

Page

Annual Meeting of Shareholders	6
Information About the Annual Meeting and Voting	8
Security Ownership of Certain Beneficial Owners and Management	12
Proposal No. I— Election of Directors	15
Board of Directors	16
Corporate Governance	23
The Board's Role in Risk Oversight	25
Director Compensation	30
Executive Officers	32
Executive Compensation	37
Certain Relationships And Related Transactions, and Director Independence	48
Report of the Audit and Risk Committee	50
Proposal No. II—Ratification of the Appointment of RSM US LLP as the Company’s Independent Public Accounting Firm for the Fiscal Year Ending December 31, 2025	51
Solicitation	53
Shareholder Proposals and Nominations	53
Delinquent Section 16(a) Reports	54
Other Matters	55
Internet Availability of Materials	55

2025 | Annual Proxy Statement	5

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS

Date and Time May 21, 2025 8:30 A.M. Pacific Daylight Time	Record Date March 27, 2025

Location California BanCorp 12265 El Camino Real, Suite 210 San Diego, California 92130	Who Can Vote Holders of the Company’s Common Stock as of the Record Date
Introduction
This proxy statement is being furnished to you in connection with the solicitation of proxies by the Board of Directors (the “Board ”) of California BanCorp, a California corporation, for use at the 2025 Annual Meeting of Shareholders (the “Annual Meeting”) and any adjournments or postponements of the Annual Meeting. The Notice of Internet Availability of Proxy Materials is first being mailed to shareholders on or about April 8, 2025.

If we change the date, time or location of the Annual Meeting, we will announce the decision to do so in advance and post details on our website at https://ir.californiabankofcommerce.com. The proxies that we are soliciting authorize the proxy holders to vote your shares in accordance with your instructions at any adjournment or postponement of the Annual Meeting.

As a matter of convenience, in this proxy statement we refer to California BanCorp as the “Company,” “Corporation” or “we,” “us” or “our.” We refer to California Bank of Commerce, N.A., our wholly-owned bank subsidiary, as the “Bank.”

Shareholders are being asked to vote on the following matters:

No.	Proposal	Board Recommendation	Page
I.	Election of the twelve (12) director nominees named in this proxy statement, to serve until the next annual meeting of shareholders and until their successors are elected and have qualified.	FOR, each director nominee	15
II.	Ratification of the selection of RSM US LLP as the Company’s independent public accounting firm for the year ending December 31, 2025.	FOR	51

These proposals are described in more detail elsewhere in this proxy statement. In addition to these proposals, shareholders will also consider any other matters that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

2025 | Annual Proxy Statement	6

By submitting your proxy, you authorize the persons named in this proxy statement to represent you and vote your shares at the Annual Meeting in accordance with your instructions. Those persons also may vote your shares to adjourn the Annual Meeting from time to time and will be authorized to vote your shares at any adjournments or postponements of the Annual Meeting.
The Company’s Annual Report for the year ended December 31, 2024 (the “Annual Report”), which includes the Company’s audited consolidated financial statements, accompanies this proxy statement. The Annual Report does not constitute a part of the proxy solicitation materials and is not incorporated into this proxy statement by reference.
The proxy materials for the Annual Meeting, including this proxy statement and the Annual Report, will be available to our shareholders on the internet at www.envisionreports.com/BCAL, beginning on or about April 8, 2025.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we encourage you to read this proxy statement and provide us with your proxy or voting instructions as soon as possible.

2025 | Annual Proxy Statement	7

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

When and where will the Annual Meeting be held?
The Annual Meeting will be held at the Company’s headquarters, located at 12265 El Camino Real, Suite 210, San Diego, CA 92130 on May 21, 2025, at 8:30 a.m. Pacific Daylight Time.

Why did you send me this proxy statement?
We sent you this proxy statement and the enclosed proxy card because our Board is soliciting your proxy to vote at the Annual Meeting. This proxy statement summarizes the information you need to know to cast an informed vote at the Annual Meeting. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card. You may also vote by telephone or by the Internet by following the instructions on the proxy card.

Who may vote?
Shareholders who were the record owners of the Company’s common stock (the “Common Stock”) at the close of business on March 27, 2025 (the “Record Date”) are entitled to vote. On the Record Date, there were 32,402,140 shares of Common Stock issued and outstanding and entitled to vote. Our Common Stock is our only outstanding class of capital stock.

What is the difference between a shareholder of record and a “street name” holder?
If your shares are registered directly in your name, you are considered the shareholder of record with respect to those shares.

If your shares are held in a stock brokerage account or by a company, trust or other nominee, then the broker, company, trust or other nominee is considered to be the shareholder of record with respect to those shares. However, you are still considered the beneficial owner of those shares and your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the broker, company, trust or other nominee generally how to vote their shares using the voting instruction form provided by it. If you hold your shares in street name and do not provide voting instructions, your broker, company, trust or other nominee has discretionary authority to vote your shares on “routine” proposals, such as on the ratification of the selection of RSM US LLP as our independent public accounting firm for the fiscal year ending December 31, 2025 (Proposal II), even in the absence of your specific voting instruction. Those shares will also be counted as present at the Annual Meeting for purposes of determining a quorum. However, in the absence of your specific instructions as to how to vote, your broker, company, trust or other nominee does not have authority to vote on “non-routine” proposals, including the election of directors (Proposal I), without receiving voting instructions from you.

What constitutes a quorum?
A quorum of shareholders is necessary to hold a valid Annual Meeting. The presence at the Annual Meeting, either in person or by proxy, of holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business. Proxies marked as abstaining (including proxies containing broker non-votes) on any matter to be acted upon by shareholders will be treated as present at the Annual Meeting for purposes of determining a quorum but will not be counted as votes cast on such matters. If there is no quorum, a majority of the shares represented at the Annual Meeting may adjourn the Annual Meeting to another date.

2025 | Annual Proxy Statement	8

How many votes do I have?
Holders of Common Stock are entitled to one vote for each share of Common Stock held in his or her name on the books of the Company as of the Record Date on any matter submitted to the vote of the shareholders.

Notwithstanding the foregoing, if any shareholder in attendance at the Annual Meeting gives notice at the Annual Meeting, prior to the voting, of an intention to cumulate votes in the election of directors, then all shareholders will be entitled to cumulate votes in that election. In an election of directors held by cumulative voting, each shareholder is entitled to cast a number of votes that is equal to the number of directors to be elected (which at the Annual Meeting will be twelve (12)), multiplied by the number of shares that the shareholder is entitled to vote at the Annual Meeting. The shareholder may cast all of those votes for a single nominee or distribute them among any number or all of the nominees in such proportions as the shareholder may choose.

What vote is required to approve each proposal, and what is the effect of withholding authority to vote, broker non-votes and abstentions?
The following table sets forth the vote that is required to approve each proposal, and the effect of withholding authority to vote, broker non-votes and abstentions from voting.

Proposal	Vote Required	Effect of “Withhold” Votes, Abstentions, Broker Non-Votes
Proposal I: Election of Directors	The candidates receiving the highest number of votes, up to the number of directors to be elected, twelve (12), will be elected.

Withheld votes, abstentions and broker non-votes will have no effect on the voting for the election of directors. However, shares voted “withhold” and broker non-votes will be considered present at the Annual Meeting for purposes of determining whether a quorum is present.

Proposal II: Ratification of the Company’s Independent Public Accounting Firm	Affirmative vote of at least a majority of the shares represented and voting at the Annual Meeting, with affirmative votes constituting at least a majority of the required quorum.
Abstentions and broker non-votes will have no effect unless there are insufficient votes in favor of the proposal, such that the affirmative votes constitute less than a majority of the required quorum. In such case, abstentions and broker non-votes will have the same effect as a vote against the proposal.

How do I vote?
You may vote at the Annual Meeting or by proxy. We recommend that you vote by proxy even if you plan to attend the Annual Meeting. You can always change your vote while attending the Annual Meeting. If you plan on attending the Annual Meeting in person, please bring a form of photo identification with you.

If you are a shareholder of record, you may direct how your shares are voted without attending the Annual Meeting in one of the following ways:

2025 | Annual Proxy Statement	9

•Voting by Telephone: You may vote by calling the toll-free telephone number 1-800-652-VOTE(8683) and following the instructions printed on your proxy card. The deadline for voting by telephone is May 20, 2025, at 8:59 p.m., Pacific Daylight Time. If you vote by telephone, you do not need to return your proxy card.

•Voting on the Internet: You may vote on the Internet by accessing the website address www.envisionreports.com/BCAL and following the instructions printed on your proxy card. The deadline for voting on the Internet is May 20, 2025, at 8:59 p.m., Pacific Daylight Time. If you vote on the Internet, you do not need to return your proxy card.

•Voting by Mail: You may vote by completing, signing and returning your proxy card by mail. To vote in this manner, please mark, date and sign the enclosed proxy card and return it by mail in the accompanying postage-prepaid envelope. In order to assure that your shares will be voted, you should mail your signed proxy card in sufficient time for it to be received before the Annual Meeting. If your shares are registered in different names or you hold your shares in more than one capacity, you will receive more than one proxy card. In that case, if you choose to vote by mail and you want all of your shares voted, please complete each proxy card that you receive and return it in its own postage prepaid envelope.

Even if you plan to attend the Annual Meeting, we recommend that you submit your proxy in advance of the Annual Meeting as described above so that your vote will be counted if you later decide not to attend the Annual Meeting. Submitting your proxy by telephone, Internet or mail will not affect your right to vote at the Annual Meeting should you decide to attend the Annual Meeting. If you do attend and vote your shares at the Annual Meeting after having voted by any of the methods described above, only your last vote will be counted.

Voting by Proxy for Shares Held in Street Name: If you are the beneficial owner of shares held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to instruct how your shares are to be voted at the Annual Meeting.

Revoking a Proxy
You may revoke your proxy before it is voted by:
a.submitting a new proxy with a later date, including a proxy submitted via the Internet or by telephone;
b.providing us with written notification before the Annual Meeting that you are revoking your previously submitted proxy; addressed to the Company’s Corporate Secretary at 12265 El Camino Real, Suite 210, San Diego, CA 92130; or
c.voting at the Annual Meeting.

However, if your shares are held in street name, you will need to contact your broker, bank or the nominee holder if you wish to change or revoke any voting instructions that you previously gave to your broker, bank or other nominee holder.

2025 | Annual Proxy Statement	10

How will the Board vote my proxy?
If you grant us your proxy to vote your shares (whether by telephone or over the Internet or by completing, signing and returning your proxy card by mail), and you do not revoke that proxy prior to the Annual Meeting, your shares will be voted as directed by you. If you do not provide any specific direction as to how your shares should be voted, your shares will be voted as follows:

a.“FOR” the election of each of the twelve (12) director nominees named in this proxy statement to serve until the next annual meeting of shareholders until their successors are elected and have qualified (Proposal No. I); and
b.“FOR” ratification of the appointment of RSM US LLP as our independent public accounting firm for the fiscal year ending December 31, 2025 (Proposal No. II).

If any other matter should be properly presented at the Annual Meeting upon which a vote may be taken, the shares will be voted in accordance with the judgment of the holders of the proxy.

2025 | Annual Proxy Statement	11

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission (the “SEC”). These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting of securities, or to dispose or direct the disposition of securities, or has the right to acquire such powers within 60 days. For purposes of calculating each person’s percentage ownership, common stock issuable pursuant to options that are currently exercisable or will become exercisable or restricted share units that will vest within 60 days are included as outstanding and beneficially owned for that person or group, but are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each person identified in the table has sole voting and investment power over all of the shares shown opposite such person’s name.
The following table provides information regarding the beneficial ownership based on 32,402,140 shares of our common stock issued and outstanding as of March 27, 2025, by those persons or entities known by us to beneficially own more than five percent of the outstanding shares of our common stock.

Name and Address of Greater than 5% Shareholders	Shares Beneficially Owned	Percent of Class Beneficially Owned
John & Heidi Farkash (1) PO Box 576, Rancho Santa Fe, CA 92067	2,940,964	9.08%
Fourthstone LLC (2) 575 Maryville Centre, Suite 110, St. Louis, MO 63141	3,010,135	9.29%
AB Financial Services Opportunity Fund (c/o Alliance Bernstein L.P.) 1345 Avenue of the Americas, New York, NY 10105	2,525,590	7.79%
Endeavour Capital Advisors Inc. (3) 410 Greenwich Avenue, Greenwich, CT 06830	2,454,490	7.58%
Castle Creek Capital Partners VI LP (4) 11682 El Camino Real, Suite 320, San Diego, CA 92130	2,340,719	7.22%
(1) Includes 2,404,262 shares held in a trust whereby Mr. Farkash is trustee and has voting rights with respect to such shares, and 536,702 shares held in a joint account of which he has voting rights.
(2) Based on a Schedule 13G/A filed with the SEC on February 14, 2025, by Fourthstone LLC, Fourthstone Master Opportunity Fund Ltd, Fourthstone GP LLC, Fourthstone QP Opportunity Fund LP, Fourthstone Small-Cap Financials Fund LP, and L. Phillip Stone, IV, who report shared voting and dispositive power of 3,010,135 shares, 2,264,131 shares, 746,004 shares, 679,260 shares, 66,744 shares, and 3,010,135 shares of the Company’s common stock, respectively. L. Phillip Stone, IV is the Managing Member of Fourthstone LLC and Fourthstone GP LLC, and 3,010,135 shares of common stock are held on behalf of advisory clients.
(3)    Includes shared voting and dispositive power of 2,444,632 shares, and sole voting and dispositive power of 9,858 shares.
(4) Includes shared voting and dispositive power of 2,340,719 shares of the Company’s common stock. Mr. Volk is a principal of Castle Creek Capital Partners VI LLC, and shares voting and dispositive powers over all shares. Mr. Volk disclaims beneficial ownership of such shares held by Castle Creek Capital Partners VI LP, except to the extent of his pecuniary interest therein. Excludes 2,239 shares held by Castle Creek Advisors IV LLC.

2025 | Annual Proxy Statement	12

The following table provides information regarding the beneficial ownership based on 32,402,140 shares of our common stock issued and outstanding as of March 27, 2025, for:
•each director of the Company;
•each of our Named Executive Officers; and
•all directors of the Company and our executive officers (including Named Executive Officers) as a group.
Unless otherwise indicated, we believe that the shareholders listed have sole voting and investment power over all of the shares shown opposite such person’s name, subject to applicable community property laws.

Name of Beneficial Owner (1)	Shares of Common Stock Beneficially Owned (2)		Shares Subject to Exercisable Options that will Vest Within 60 Days(3)	Shares Subject to RSUs that will Vest Within 60 Days (3)	Shares Beneficially Owned	Percent of Class Beneficially Owned (3)
Non-Employee Directors:
Andrew J. Armanino, Jr.	212,578		—	—	212,578	0.66%
Stephen A. Cortese	381,639	(4)	—	—	381,639	1.18%
Kevin J. Cullen	78,907		—	—	78,907	0.24%
Frank D. Di Tomaso(5)	406,532		—	—	406,532	1.25%
Rochelle G. Klein	274,014	(6)	—	—	274,014	0.85%
Dr. Lester Machado	56,861		7,500	—	64,361	0.20%
Richard Martin	21,669		—	—	21,669	0.07%
Frank L. Muller	27,537		—	—	27,537	0.08%
David Volk	2,344,153	(7)	17,500	—	2,361,653	7.28%
Anne Williams	60,337		—	—	60,337	0.19%

Employee Directors and Named Executive Officers:
David I. Rainer Director, Executive Chairman of the Board	402,667		—	—	402,667	1.24%
Steven E. Shelton Director, Chief Executive Officer of the Company and Bank	80,411		—	540	80,951	0.25%
Thomas G. Dolan Executive Vice President Chief Financial Officer of the Company and Chief Strategy Officer of the Bank	240,813		—	—	240,813	0.74%

2025 | Annual Proxy Statement	13

Name of Beneficial Owner (1)	Shares of Common Stock Beneficially Owned (2)		Shares Subject to Exercisable Options that will Vest Within 60 Days(3)	Shares Subject to RSUs that will Vest Within 60 Days (3)	Shares Beneficially Owned	Percent of Class Beneficially Owned (3)
Richard Hernandez President of the Company and the Bank	61,184		—	3,365	64,549	0.20%
Thomas Sa Former Executive Vice President and Chief Operating Officer of the Company and the Bank(8)	30,812		—	—	30,812	0.10%
Directors and Executive Officers as a Group (21 in Number) (9)	4,781,533	(9)	25,000	8,348	4,814,881	14.84%

(1)    Unless otherwise stated, the address for each individual is c/o California Bank of Commerce, N.A., 12265 El Camino Real, Suite 210, San Diego, CA 92130.
(2) Except as otherwise noted, may include shares held by or with such person’s spouse and minor children; shares held by any other relative of such person who has the same home; shares held by a family trust as to which such person is a trustee with sole voting and investment power (or shared power with a spouse); or shares held in an Individual Retirement Account or pension plan as to which such person has pass-through voting rights and investment power. Does not include vested stock options.
(3)    Stock options or restricted share units that are exercisable or vest within 60 days after March 27, 2025, are treated as issued and outstanding for the purpose of computing the percent of class owned by such person but not for the purpose of computing the percent of class owned by any other person.
(4)     Includes 2,086 shares held by Cortese Real Property LP, a limited partnership of which Cortese Management, LLC is the general partner and 2.352% owner. Mr. Cortese is the sole member of Cortese Management, LLC and has voting rights with respect to such shares.
(5)    Mr. Di Tomaso retired from his role as Executive Director effective July 18, 2024. He continues to serve as a director of the Company and Bank.
(6)    Includes 41,737 shares held in her parent trust account whereby Ms. Klein is trustee and has voting rights with respect to such shares; and 18,135 shares held in her children trust accounts whereby Ms. Klein is trustee and has voting rights with respect to such shares.
(7)     Mr. Volk is a principal of Castle Creek Advisors IV LLC and Castle Creek Capital Partners VI LP, which owns 2,239 shares and 2,340,719 shares of our common stock, respectively. Mr. Volk disclaims beneficial ownership of such shares held by Castle Creek Advisors IV LLC and Castle Creek Capital Partners VI LP, except to the extent of his pecuniary interest therein.
(8)    Mr. Sa resigned from his role as Chief Operating Officer of the Company and Bank effective September 20, 2024.
(9)    Includes beneficial ownership of six additional executive officers totaled 101,419 shares.

2025 | Annual Proxy Statement	14

PROPOSAL I ELECTION OF DIRECTORS
Proposal I

Election of Directors. Electing each of the following twelve (12) director nominees to the Board of Directors of the Company, each to serve until the next annual meeting of shareholders and until their successors are elected and have qualified:

Andrew J. Armanino, Jr.	Richard Martin
Stephen A. Cortese	Frank L. Muller
Kevin J. Cullen	David I. Rainer
Frank D. Di Tomaso	Steven E. Shelton
Rochelle G. Klein	David Volk
Dr. Lester Machado	Anne Williams
Our Board has nominated the twelve director nominees named above for election to the Board for a term of one year ending at the next annual meeting of shareholders and until their respective successors are elected and qualified to serve. Each of the twelve nominees named above was nominated by the Board upon the recommendation of the Compensation, Nominating, and Governance Committee (“CNG Committee”). Each nominee is currently a director of the Company as well as director of the Company’s subsidiary, California Bank of Commerce, N.A. (the “Bank”), and has consented to serve as a director, if elected at the Annual Meeting. Further, except for Mr. Rainer, Mr. Shelton, Mr. Di Tomaso, and Ms. Williams, each qualifies as an independent director under the listing rules of the Nasdaq Stock Market and the related rules of the SEC. No current director has any family relationship, as defined in Item 401 of Regulation S-K, with any other director or with any of our executive officers. Except for Mr. Volk, none of our directors have any arrangement or understanding with another person under which the director was or is to be elected as a director or director nominee. None of our directors have been involved in any bankruptcy or criminal proceedings, nor have there been any judgments or injunctions brought against any of our directors during the last ten years that we consider material to the evaluation of the ability and integrity of any director.
Vote Required and Recommendation of the Board
Under California law and our Bylaws, the twelve (12) nominees receiving the highest number of votes entitled to be cast in the election of directors will be elected to serve as directors of the Company. As a result, any shares that are voted “Withhold” and broker non-votes will not be counted in determining the outcome of the election.
Unless otherwise instructed, the persons who are named as the proxy holders on the enclosed proxy card intend to vote the proxies received by them for the election of each of the twelve director nominees. If, prior to the Annual Meeting, any of the nominees becomes unable or unwilling for good cause to serve as a director, the proxy holders will vote the proxies received by them for the election of any substitute nominees selected by the Board. The Company has no reason to believe that any of the nominees will become unable or unwilling to serve. In addition, if any shareholder gives notice at the Annual Meeting, prior to voting, of his or her intention to cumulate votes in the election of directors, the proxy holders will have the discretion to allocate and cast the votes represented by each of the proxies they hold among the above named nominees for whom authority to vote has not been withheld, in such proportions as the proxy holders deem appropriate in order to elect as many of the nominees named above as is possible.

✓	The Board of Directors unanimously recommends that you vote "FOR" each of the twelve (12) director nominees.

2025 | Annual Proxy Statement	15

Board of Directors
The following table sets forth certain information about our director nominees, including their ages and year in which they began serving as a director of the Company (or the Bank, if prior to the holding company reorganization on May 15, 2020).

Name	Age	Director Since	Compensation, Nominating and Governance Committee Member	Audit and Risk Committee Member
Andrew J. Armanino, Jr.	60	2024	X	X
Stephen A. Cortese	64	2024	X
Kevin J. Cullen	58	2024	Chair	X
Frank D. Di Tomaso	67	2021
Rochelle G. Klein	63	2024		Chair
Dr. Lester Machado	69	2001	X	X
Richard Martin	58	2023	X	X
Frank L. Muller	68	2024
David I. Rainer	67	2022
Steven E. Shelton	64	2024
David Volk	47	2016	X
Anne Williams	66	2023
Director Nominee Highlights

8 of 12 Directors are Independent	100% Independence for CNG, Audit and Risk Committee Chair and Members
Average Age of Directors – 63 years old	Average Director Tenure – 4 years
Effective July 31, 2024, the former California BanCorp (“CALB”) merged with and into the Company, and the former California Bank of Commerce merged with and into Bank (the “Merger”). At the effective time of the Merger, six directors from CALB were appointed to the Board, and six directors of the Company continued their service on the Board. For those directors who joined the Board from CALB, the preceding table is inclusive of their tenure as a director of CALB.

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Set forth below is information about each of the director nominees, including their principal occupation, business experience and qualifications to serve on the Board of Directors.

Andrew J. Armanino, Jr.

Mr. Armanino was the Managing Partner and Chief Executive Officer of Armanino LLP, a public accounting firm, from 2005 to 2018, at which time he retired and is no longer affiliated with the firm. During his tenure, he successfully led the firm to become the 21st largest CPA and consulting firm in the United States.
He is chairman of the board for Moore Global International, an accounting and business advisory network of independent accounting firms. Mr. Armanino is also a board member of Good.Lab, an ESG software company. Additionally, he is a board member of the Armanino Foundation, a community service organization, and serves on the American Institute of CPAs council.
Mr. Armanino was a founding member of California BanCorp (Nasdaq: CALB) and California Bank of Commerce, and has been serving on the board since 2013. Following the 2024 merger with Southern California Bancorp (Nasdaq: BCAL) and Bank of Southern California, N.A. Mr. Armanino remains an active board member, leading the Strategic Planning Committee of the Company and Bank. He is one of the Company’s Board-designated “audit committee financial experts.” Mr. Armanino’s significant accounting experience provides in-depth knowledge of generally accepted accounting principles and auditing standards to the Board. With years of providing services to small and medium-sized businesses, he brings valuable insights to the Board regarding these businesses.
Mr. Armanino earned his Bachelor’s degree in Accounting from Santa Clara University.

Stephen A. Cortese

Mr. Cortese is the Managing Partner for Cortese Investment Company, an investment firm focused on the acquisition, development, and management of commercial real estate since 1987. Additionally, Mr. Cortese is the general partner of Cortese Real Property, LP, a commercial real estate development firm with holdings in Northern California, since 2003.

Mr. Cortese was a founding member and director of California BanCorp (Nasdaq: CALB) and California Bank of Commerce, serving as Chairman of the Board since 2010 until the merger with Southern California BanCorp (Nasdaq: BCAL) and Bank of Southern California, N.A. in July 2024. He serves as the Lead Independent Director of the Company and Bank since the merger. Mr. Cortese has significant experience in real estate management, investment and construction, particularly in the greater San Francisco Bay Area, enabling him to bring valuable insights regarding these matters to the Board.

Mr. Cortese earned his Bachelor of Business Administration with an emphasis in Finance from the University of California, Berkeley and his Master of Science in Real Estate Appraisal and Investment Analysis from the University of Wisconsin, Madison.

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Kevin J. Cullen

Mr. Cullen is the Chief Financial Officer and co-owner of Olson & Company Steel, Inc., a construction company, a position he has held since 2013. He is also a director of Steel Bar Fresno and California Steel Captive. He previously served as Chief Financial Officer of Guarantee Glass, Inc., a subcontractor, from 2008 to 2012, and as Chief Financial Officer and a co-owner of MDC Vacuum, a manufacturing company, from 1998 to 2008.

Mr. Cullen was a founding member and director of California BanCorp (Nasdaq: CALB) and California Bank of Commerce and has been serving on the board since 2007. Following the 2024 merger with Southern California Bancorp (Nasdaq: BCAL) and Bank of Southern California, N.A., Mr. Cullen remains an active board member, chairing the Compensation, Nominating and Governance Committee of the Company and Bank. He is one of the Company’s Board-designated “audit committee financial experts.” Mr. Cullen’s business experience, including as the owner of and Chief Financial Officer for construction and manufacturing companies, enables him to bring valuable insights to the Board regarding these small to medium sized businesses.

Mr. Cullen a Bachelor’s degree in Liberal Arts with an emphasis on English from University of the Pacific.

Frank D. Di Tomaso

Mr. Di Tomaso has spent over 30 years in banking. He was a founding member of Bank of Santa Clarita and served as its Vice Chairman (2004-2009), Chairman (2009-2021), Executive Vice President (2004-2011), and CEO (2012-2021). Prior to the founding of Bank of Santa Clarita, he held the positions of Senior Vice President and Business Development Officer at City National Bank (1997-2004) and Senior Vice President and Commercial Loan Team Leader (1996-1997). Before joining City National Bank, Mr. Di Tomaso was employed at Metrobank until it was acquired by Comerica Bank and served as the Senior Vice President and Manager of the Asset Based Loan Division of Metrobank (1990-1996).

Mr. Di Tomaso currently serves as a director of the Company and Bank and has been with the Company since 2021. Mr. Di Tomaso’s extensive experience as an executive and director of banking and financial institutions, as well as his knowledge and leadership capabilities, make him a valuable member of the Board.

Mr. Di Tomaso earned his Bachelor of Science degree in Accounting from California State University, Fresno.

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Rochelle G. Klein

Ms. Klein served as Vice President in the Fixed Income Currency and Commodities Division at Goldman Sachs, in New York, Los Angeles and San Francisco, from 1987 to 2002. She continues to privately invest and consult and was most recently an Advisory Business Development Director for Ocean Gate Capital Management, L.P., in San Francisco and Boston, from 2006 to 2009.
Ms. Klein was a founding member and director of California BanCorp (Nasdaq: CALB) and California Bank of Commerce and has been serving on the board since 2007. Following the 2024 merger with Southern California Bancorp (Nasdaq: BCAL) and Bank of Southern California, N.A., Ms. Klein remains an active board member, chairing the Audit and Risk Committee of the Company and Bank. She is one of the Company’s Board-designated “audit committee financial experts." Ms. Klein offers the Board a profound understanding of finance, financial markets, risk management, regulatory requirements, and business development, drawn from over 35 years of experience in both investment and community banking. Her distinguished career includes serving as a senior executive at a leading global investment bank and as a founding Director of a community bank which has successfully completed two mergers.

Ms. Klein strives to give back to her community using her financial and development expertise in chairing and serving on numerous philanthropic and higher education boards and foundations.

Ms. Klein has a Bachelor of Arts degree with honors and distinction in Economics from Stanford University and a Master’s in Business Administration and a Juris Doctor degree from University of California, Los Angeles.

Dr. Lester Machado

Dr. Machado practiced Oral and Maxillofacial Surgery in San Diego for over 30 years from 1990-2021. Dr. Machado also served as Chairman of the Division of Maxillofacial Surgery at both Rady Children’s Hospital (2005-2020) and Scripps Mercy Hospital (2000-2021) and is a Fellow of the Royal College of Surgeons of Edinburgh. He is the owner of Lester Machado Fine Art (2018-present) and a partner in Gribardo Vineyards (2017-present), farming wine grapes in Northern California.

Dr. Machado currently serves as a Trustee of the San Diego Museum of Art and previously served as Director for the San Diego Dental Society, San Diego Dental Foundation, Coming Together Foundation, and the Climate Action Campaign.

Dr. Lester Machado is a founding director of the Company and the Bank and has been serving on the Board since 2001. Dr. Machado’s extensive operational and business experience, as well as his passion for diversity and equality, make him a valuable contributor to the Board.

He received his bachelor’s degree from the University of California, Davis; his DDS degree from University of the Pacific; and his MD degree from Hahnemann University.

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Richard Martin

Mr. Martin is the Founder and President of R. Martin & Associates, a Certified Public Accounting firm providing business consulting, tax, and accounting services to clients in both the public and private sectors since 2003. From 1995 to 2000 and 2001 to 2003, he served as Senior Manager at PricewaterhouseCoopers, LLP. Prior to that, he worked at KPMG LLP for four years, serving as a Supervising Senior Tax Specialist (1990-1994).
Mr. Martin has been a director of the Company and the Bank since 2023.
Mr. Martin’s substantial consulting and accounting experience in both the public and private sectors lends considerable strength to the Board. He is one of the Company’s Board-designated “audit committee financial experts.”

Mr. Martin currently serves on the Board of Directors for Glendale Memorial Hospital-Dignity Health, City of Burbank Treasurer’s Oversight Committee, and the foundation board for Village Christian Schools. Mr. Martin previously served on the Board of Directors, Audit Committee, Assets and Liability Committee and Nominating Committee for Americas United Bank (2006-2018); and the Board of Directors and Audit Committees for several not-for-profit organizations, including the Burbank YMCA and Glendale Community College’s Advisory Board for the Accounting department. He is also a member of several professional organizations including the American Institute of Certified Public Accountants, the California Society of Certified Public Accountants and Latino Deal Makers.

Mr. Martin received his bachelor’s degree from California State University, Northridge, and attended Golden Gate University for a master’s degree in taxation. He is a Certified Public Accountant (active) in the State of California.

Frank L. Muller

Mr. Muller is the owner of M Three Ranches, LLC in Woodland, California, a farming and farming consulting business, since January 2020. He was previously the co-owner, President and Chief Financial Officer of Muller Ranch, LLC, a farming and farming consulting business, from 1979 to December 2019. Mr. Muller has served on the board of directors for Pacific Coast Producer, an agricultural canning and packaging cooperative, since 1990, including as chairman for the past 15 years. He previously served on the board of directors for the California Department of Food and Agriculture during 2018 and 2019 and, previously, the board of directors of the Federal Crop Insurance Corporation. Mr. Muller’s familiarity with the Northern Central Valley region of California and the agricultural industry bring valuable insights to our Board.

Mr. Muller has been serving as a member of the board of California BanCorp (Nasdaq: CALB) and California Bank of Commerce since 2020. Following the 2024 merger with Southern California Bancorp (Nasdaq: BCAL) and Bank of Southern California, N.A., he remains an active board member.

He is an active community volunteer with the Yolo County 4-H and Yolo Arts.

Mr. Muller has a Bachelor of Science in Agriculture and Managerial Economics from U.C. Davis.

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David I. Rainer

Mr. Rainer is the Chairman of the Board and Executive Chairman for California BanCorp (Nasdaq: BCAL) and California Bank of Commerce, N.A. Prior to the merger with California BanCorp (Nasdaq: CALB) and California Bank of Commerce, Mr. Rainer served as the Chairman and Chief Executive Officer of Southern California Bancorp and Bank of Southern California, N.A since September 2022. He previously served as the Executive Chairman from November 2020 and the Executive Chairman, President, and Chief Executive Officer from July 2021 to April 2022.
A proven leader in growing community banks, Mr. Rainer served as a Founder, Chairman and Chief Executive Officer of CU Bancorp (Nasdaq: CUNB) and its wholly owned subsidiary California United Bank (2005-2017). Prior to that, he spent three years as Executive Vice President of Commercial Banking for the Western US at US Bank (NYSE: USB) (2001-2004).

Mr. Rainer served two three-year terms on the Board of Directors of the Federal Reserve Bank of San Francisco, Los Angeles Branch (2011-2016). He is a member of the Price Board of Councilors at the USC Price School of Public Policy and former Director of InBank (2019-2020). He was recognized as an Ernst & Young Regional Entrepreneur of the Year winner in 2008.

Involved in the community, Mr. Rainer previously served on the board of directors for the Boys and Girls Club of the West Valley, Inner City Arts, Junior Achievement, and the LA Urban League.

Mr. Rainer received his bachelor’s degree from California State University, Northridge, and his Master of Business Administration from the University of Southern California.

Mr. Rainer’s extensive experience as an executive managing banks and bank holding companies and his proficiency in corporate strategy make him a valuable member of the Board.

Steven E. Shelton

Mr. Shelton is the Chief Executive Officer and director of California BanCorp (Nasdaq: BCAL) and California Bank of Commerce, N.A. Prior to the merger with Southern California Bancorp and Bank of Southern California, N.A., Mr. Shelton served as the CEO and a director of California Bank of Commerce and director of California BanCorp (Nasdaq: CALB) from 2018 through July 2024. He was a founding executive of California Bank of Commerce in 2007.
Mr. Shelton’s banking career has spanned over forty years, entering the commercial banking industry in 1983 in relationship management for Bank of America, followed by 13 years in various executive management positions at CivicBank of Commerce in Oakland, CA.
Mr. Shelton received his Bachelor of Science in Business Administration and Finance from California State University, Fresno. In addition, he has a Master of Business Administration in Management from Golden Gate University.
Mr. Shelton's extensive experience and leadership in the banking industry, along with his strong educational background, make him a valuable member of the Board.

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David Volk

Mr. Volk is a principal at Castle Creek Capital, an alternative asset management firm focused on the community banking industry and located in San Diego, California. He started with Castle Creek Capital Partners VI LP in 2005, having led or supported investments in numerous recapitalization, distressed, and growth situations. Prior to joining the firm, he worked as an associate with TW Associates Capital, Inc. and Ernst & Young.
Mr. Volk serves on our Board under an agreement that we made with Castle Creek Capital Partners VI LP in connection with its initial investment in the Company. The agreement grants Castle Creek Capital the right to designate a representative to serve on our Board so long as it beneficially owns 5.0% and not less than 891,284 shares of our common stock.
Mr. Volk currently serves as a director of Spend Life Wisely Co./First United Bank & Trust Co. (2023) in Oklahoma and Texas, Bank of Idaho/Bank of Idaho Holding Company (2019), and Bridgewater Bancshares/Bridgewater Bank (2017) in Minnesota. He previously served as a director of InBankshares Corp/Inbank (2022-2023).

David Volk is a director of the Company and the Bank, joining the board in 2017. Mr. Volk’s extensive experience in investment, transactional and financial analysis within the community banking industry and his service on multiple bank boards enables him to be a significant contributor to the Board, and provides the perspective of a significant investor in the Company.

Mr. Volk received his bachelor’s degree from Santa Clara University and his master’s degree from the University of Virginia.

Anne Williams

Ms. Williams is an accomplished credit risk professional with over 35 years of industry experience. Most recently and until her retirement, she served as Executive Vice President and Chief Credit Officer of Bank of Southern California (2020- 2023). Previously, she was with California United Bank (Nasdaq: CUNB) where she served as EVP, Chief Credit Officer (2004-2017) and Chief Operating Officer (2008-2017) and was a bank director (2009-2014). Prior to that, Ms. Williams served as SVP Manager for US Bank’s Commercial Banking Market for the State of California (1999-2004) and was previously the EVP and Chief Credit Officer at California United Bank and its successor, Pacific Century Bank (1992-1999).
Ms. Williams has been a director of the Company and the Bank since 2023. Ms. Williams’ extensive experience in developing and growing commercial banking platforms makes her a valuable member of the Board.

Active in the community, Ms. Williams previously served on the board of the Valley Economic Development Center, Inc. and is a former board member of the Los Angeles Local Development Corporation, the California Economic Development Lending Initiative, and the Park Advisory Board for the Pan Pacific Recreation Complex.

Ms. Williams received her bachelor’s degree from Mount Holyoke College.

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Board of Directors
Corporate Governance Principles and Board Matters
Our Board believes that sound governance policies and practices provide an important framework to assist it in fulfilling its duties to our shareholders. Our Board has adopted a number of policies and practices under which it has operated with concepts based on the suggestions of various authorities in corporate governance and the requirements under applicable Nasdaq rules. Our Board members believe these policies and practices are essential to the performance of the Board’s oversight responsibilities and the maintenance of our integrity in the marketplace. The policies and practices include, among others, the following:
Principles of Business Conduct and Ethics Policy. We have adopted a Principles of Business Conduct and Ethics Policy (“Code of Conduct”) applicable to our directors, officers and employees. Our Code of Conduct provides fundamental ethical principles to which these individuals are expected to adhere. Our Code of Conduct operates as a tool to help our directors, officers, and employees understand and adhere to the high ethical standards required for employment by, or association with us. Our Code of Conduct constitutes our “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act and is our “code of conduct” for purposes of satisfying Nasdaq’s listing standards.
Our Code of Conduct is available on our website at https://ir.californiabankofcommerce.com/governance/governance-documents. We will disclose any amendment to the Code of Conduct and any waivers of the requirements of our Code of Conduct that may be granted to our executive officers, including our principal executive officer, principal financial officer, principal accounting officer or persons performing similar functions on our website.
Related Party Transaction Policy. Our Board has adopted a Related Party Transaction Policy, which provides that subject to certain limited exceptions, we will not enter into or consummate a related party transaction unless our CNG Committee determines it to be fair to the Company and on the same basis as would apply if the transaction did not involve a related party. A “related party transaction” is a transaction between the Company or any of its subsidiaries and any executive officer, director or owner of more than 5% of the outstanding shares of our common stock or persons related to them. Our Related Party Transaction Policy is described in more detail below under “Certain Relationship And Related Transactions, and Director Independence — Policies and Procedures for Approval of Related Person Transactions.”
Board Leadership Structure. Our Board does not have a policy regarding the separation of the roles of the Chairman of the Board and Chief Executive Officer positions because our Board believes it is in the best interests of the Company to have the flexibility to select the persons holding those positions based on the business and governance needs and the membership of our Board. Our Board decided to separate the positions of Chairman and Chief Executive Officer because our Board believes that doing so provides the appropriate leadership structure for us at this time, particularly since the separation of those two positions enables our Chief Executive Officer to focus on running the Bank’s daily operations and executing the Board’s strategic plan, while the Executive Chair primarily focuses on governance, strategy and high-level oversight.
Since the office of Chairman is not held by an independent director, we have appointed Stephen Cortese, an independent director, to serve as Lead Director to ensure strong independent board oversight. Our Lead Director (i) presides at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors; (ii) has the authority to call meetings

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of the independent directors; (iii) serves as a liaison between the Chairman and the independent directors; (iv) ensures that matters of concern or interest of the independent directors are appropriately scheduled for discussion at Board meetings; (v) has the authority to retain outside advisors and consultants who report directly to the Board on Board-wide issues; (vi) serves as a liaison for consultation and direct communication with shareholders, as appropriate; and (vii) performs such other duties, and exercises such powers, from time to time as prescribed by our Board.
Director Independence. Our Board has adopted corporate governance guidelines and principles requiring, among other things, that a majority of the Board be composed of directors meeting the independence requirements established by Nasdaq’s listing standards and applicable SEC rules. These guidelines and our Board’s determination regarding director independence are described below under “Certain Relationships And Related Transactions, and Director Independence — Director Independence.”
Stock Ownership Guidelines. The Company’s Corporate Governance Policy sets forth the Board’s stock ownership guidelines. Under the policy and time periods stated therein, our Executive Chair and Chief Executive Officer are expected to own Company common stock having a value equal to at least three times base salary and the other executive officers are expected to own Company common stock having a value equal to at least one times base salary. Non-employee directors are expected to own Company common stock having a value equal to at least two times their annual cash retainer. New executive officers will be expected to meet the applicable threshold within three years of their appointment, and new non-employee directors will be expected to meet the threshold within five years of their election or appointment.
Clawback Policy. Our Board has adopted a Clawback Policy. Under that policy, if any of our executive officers or employees receive incentive compensation as a result of our achievement of financial results measured on the basis of consolidated financial statements that are required to be restated, we generally will be obligated to recoup from those executive officers or employees, the amount by which the incentive compensation they had received based on those consolidated financial statements or the satisfaction of those metrics exceeds the incentive compensation they would have received had such incentive compensation been determined on the basis of the restated consolidated financial statements or revised metric results (“excess compensation”). The policy provides for the recoupment of excessive compensation paid to or received by any executive officer or employee during the three years immediately preceding the accounting restatement. The policy further provides that we may seek recovery of any gain realized on the vesting, exercise, settlement, sale, transfer or other disposition of any equity-based awards.
The Clawback Policy is intended to comply with Section 10D of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Rule 10-D-1 of the Exchange Act, Nasdaq Listing Rule 5608 and other regulations, rules and guidance of the SEC. The description of the Clawback Policy above is qualified in its entirety by the text of the Clawback Policy, which can be found as Exhibit 97.1 to our Annual Report on Form 10-K for the year ended December 31, 2024.
Insider Trading Policies and Procedures. We maintain a Policy Governing Insider Trading and Tipping governing the purchase, sale, and other dispositions of Company securities that are applicable to all directors, executive officers and employees. We believe that the Policy Governing Insider Trading and Tipping and the Code of Conduct are reasonably designed to promote compliance with insider trading laws, rules and regulations and the listing standards of the Nasdaq Stock Market. The Company is not covered by the Policy Governing Insider Trading and Tipping, but the Company aims to comply with laws applicable to a transaction of our securities, including laws regarding insider trading. A copy of

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the Policy Governing Insider Trading and Tipping can be found as Exhibit 19.1 to our Annual Report on Form 10-K for the year ended December 31, 2024.
Anti-Hedging Policy. Our Anti-Hedging Policy prohibits our directors and executive officers from hedging the economic interest in Company securities that they own and from engaging in short sales or speculative transactions with respect to our stock. Our Policy Governing Insider Trading and Tipping allows a covered person to seek approval from our Chief Legal Officer to pledge shares of California BanCorp stock for a specific loan. As of the date of this proxy statement, to the best of the Company’s knowledge, none of our directors or executive officers have outstanding pledges with respect to any Company stock.
The Board’s Role in Risk Oversight
The Board’s responsibilities in overseeing our management and business include oversight of our key risk and management processes and controls. Management, in turn, is responsible for the day-to-day management of risk and implementation of appropriate risk management controls and procedures.
New products and services, third-party risk management and cybersecurity are critical sources of operational risk that financial institutions are expected to address in the current environment. The Board and its sub-committees (including through various management committees) oversee our consolidated enterprise risk management program that monitors the adequacy of policies, procedures, tolerance levels, risk measurement systems, monitoring processes, management information systems and internal controls.
Although risk oversight permeates many elements of the work of the full Board and its committees, the Audit and Risk Committee (“ARC Committee”) is responsible for overseeing any other significant risk management processes. The ARC Committee oversees these risk management processes, periodically reporting its findings and making policy and other recommendations to the full Board.
Regular meetings of the Company’s Board of Directors were held twice a quarter during 2024, with additional, special meetings held as needed. During 2024, the Company’s Board of Directors held a total of twenty two (22) meetings. Separate sessions of independent directors were held regularly or when determined by the independent directors to be necessary. Each director attended at least 75% of the full Board meetings and the meetings of the Board committees on which they served during their term of office as a director in 2024. We encourage our directors to attend our Annual Meeting of Shareholders. Eight out of our nine then-current directors attended our 2024 Annual Meeting of Shareholders.
Committees of our Board of Directors
Our Board has two standing committees: an Audit and Risk Committee, and a Compensation, Nominating and Governance Committee. The Board has adopted a written charter for each of those committees, and copies of those charters are available on our website at https://ir.californiabankofcommerce.com/governance/governance-documents. In addition, from time to time, our Board may establish special committees to address specific issues when necessary.
The Audit and Risk Committee. Our Board has established a standing ARC Committee, the current members of which are Rochelle G. Klein, its Chair; Andrew J. Armanino, Jr.; Kevin J. Cullen; Dr. Lester Machado; and Richard Martin. Our Board also has determined that Ms. Klein, and Messrs.

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Armanino, Cullen, and Martin meet the definition of “audit committee financial expert” adopted by the SEC and satisfy the financial sophistication requirements of applicable rules of the Nasdaq Stock Market.
The ARC Committee’s responsibilities include:

•Overseeing our financial reporting, including reviewing and discussing accounting and reporting issues, results of independent audits, the integrity of our consolidated financial statements, and our systems of internal controls;
•Overseeing our internal audit process, including determining the scope and scheduling of audit activities; approving the scope of audit plans; and determining the independence, qualifications and performance of our independent auditors and internal audit function;
•Monitoring the open communication among the independent auditor, management, the internal audit function, and the Board;
•Overseeing our significant risk management activities, including information security and cybersecurity;
•Reviewing and assessing the adequacy of its formal written charter on an annual basis; and
•Overseeing such other matters that the Board may delegate to the committee.
The ARC Committee met twelve (12) times during 2024.
The Compensation, Nominating and Governance Committee. Our Board has established a standing CNG Committee, the current members of which are Kevin J. Cullen, its Chair; Andrew J. Armanino, Jr.; Stephen A. Cortese; Dr. Lester Machado; Richard Martin; and David Volk.
The CNG Committee’s responsibilities include:

•Reviewing and approving the compensation plans, policies and programs for our Executive Chairman, Chief Executive Officer and other executive officers;
•Developing, reviewing and making recommendations to the Board with respect to the adoption or revision of cash and equity incentive plans, approving individual grants or awards thereunder, and reporting to the Board regarding the terms of such individual grants or awards;
•Retaining, overseeing, and terminating outside counsel or other experts or consultants, as it deems appropriate, and approving the fees and other retention terms for such person(s);
•Reviewing and discussing with our management the narrative discussion and tables regarding executive officer and director compensation to be included in our annual proxy statement, in accordance with applicable laws, rules and regulations;
•Producing and approving an annual report on executive compensation for inclusion in our annual proxy statement, in accordance with applicable laws, rules and regulations;
•Making recommendations to our Board regarding the type and amount of compensation paid or awarded to members of our Board;
•Developing and recommending policies to our Board regarding the director nomination process;
•Identifying and recommending to the Board candidates for election as directors;
•Recommending to the Board specific selection qualifications and criteria for Board membership;
•Evaluating the independence of our directors and recommending to the Board our directors’ committee assignments;
•Developing and recommending, for the Board’s approval, corporate governance principles and policies;
•Reviewing and assessing the adequacy of our Code of Conduct, interpreting non-audit related portions of the Code of Conduct, and making final decisions concerning disciplinary actions relating to those portions of the Code of Conduct;

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•Reviewing and making recommendations to our Board concerning our management succession plans;
•Reporting to the Board its annual review of the performance of the Board and its committees, as applicable;
•Annually reviewing and assessing the adequacy of its formal written charter;
•Delegating all or any portions of its duties and responsibilities to a subcommittee of the CNG Committee as it deems necessary or appropriate; and
•Overseeing any other matters that our Board specifically delegates to the CNG Committee.
The CNG Committee met thirteen (13) times during 2024.
Selection and Nomination of Candidates for Election to the Board of Directors
Our Board has delegated to the CNG Committee the responsibility for developing the specific qualifications and criteria for prospective director candidates as it deems necessary or advisable. The CNG Committee is also charged with recommending to our Board specific candidates for election as directors. The CNG Committee considers nominees recommended by directors, officers, employees, shareholders and others using the same criteria to evaluate all candidates. In identifying prospective director candidates, the CNG Committee may consider all facts and circumstances, including among other things, the specific experience, qualifications, attributes and skills of the prospective director candidate, his or her independence, and our particular needs and the needs of our Board. The CNG Committee is authorized to engage consultants or third-party search firms to assist in identifying and evaluating potential nominees at our expense.
Any shareholder may submit, for consideration and nomination by the CNG Committee, any candidate or candidates for election to the Board at any annual meeting of our shareholders by following the notice procedures and providing the information as required our bylaws. To nominate a candidate for election as a director at an annual meeting of shareholders, our bylaws require a shareholder to provide us with written notice no earlier 120 days and no later than 90 days before the date such annual meeting is to be held. If the current year’s annual meeting is called for a date that is not within 30 days of the anniversary of the previous year’s annual meeting, the notice must be received not later than 10 calendar days following the day on which public announcement of the date of the annual meeting is first made. Our bylaws require that the nominating shareholder’s notice include information regarding the nominating shareholder, including the name and address of the nominating shareholder and the classes and number of shares of our capital stock held and beneficially owned by such nominating shareholder. In addition, the notice must include information regarding the candidate for election as director, including the full name, age and date of birth of each candidate; the business and residence address and telephone numbers of each candidate; the education background and business/occupational experience of each candidate including a list of positions held for at least the preceding five years; the class and number of shares of our capital stock beneficially owned by the candidate; and a signed representation by the candidate that the candidate will timely provide any other information that we reasonably request for the purpose of preparing our disclosures regarding to the solicitation of proxies for the election of directors. If we request, any candidate proposed by a shareholder must complete a director questionnaire that we provide. In addition, if the nominating shareholder intends that the candidate or candidates be included on our universal proxy card under SEC Rule 14a-19, the shareholder must undertake to comply with Rule 14a-19 and the SEC’s other proxy rules and confirm that they have so complied at least 10 days prior to the shareholder meeting, and provide the candidate’s or candidates’ consent(s) to be named in our proxy materials. The name of each candidate for director must be placed in nomination at the annual meeting by a shareholder present in

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person and the candidate must be present in person at the meeting for the election of directors. Shareholders are advised to carefully review our bylaws, which contain a description of the information required to be submitted, as well as the advance notice and other requirements that apply to nominations by a shareholder of candidates for election to the Board.

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Director Compensation
The CNG Committee evaluates director compensation and recommends to the Board compensation for non-employee directors, and the Board approves the directors’ compensation for each fiscal year. The Company reimburses its directors for reasonable travel, food, accommodation and other business-related expenses incurred in relation to their service on the Board and committees.
The elements of the current compensation program for non-employee directors of the Company and the Bank, which the Board approved effective August 8, 2024, are set forth in the table below, alongside the elements of the program in effect prior to that date. The CNG Committee recommended the current program to the Board after evaluating director compensation paid by other banks comparable in size to the Company following the Merger, which almost doubled the Company’s total assets from less than $2 billion to over $4 billion at December 31, 2024.
Schedule of Current Director Fees

Compensation Elements	Previous (1)	Current(2)(3)
Annual Retainer	$84,000.00	$110,000.00
	Additional Compensation(4)
Committee Chair/Lead Director
Audit and Risk	$24,000.00	$24,000.00
Compensation, Nominating and Corporate Governance	$24,000.00	$24,000.00
(1) The previous annual retainer was paid in monthly cash compensation of $4,000, totaling $48,000 annually. In addition to cash compensation, each of the non-employee directors was granted a number of restricted shares having a fair market value at grant equal to $36,000 (or pro-rata share of fees, as applicable) with all such shares to be vested on January 3, 2025.
(2) The current annual retainer is payable one-half in cash and one half in equity awards. All other additional compensation elements are payable in cash. Cash compensation is payable in equal monthly installments. Each of the non-employee directors was granted a number of restricted shares having a fair market value at grant equal to $55,000 (or pro-rata shares of fees, as applicable) with all such shares vesting on May 30, 2025.
(3) Equity awards are payable in the form of RSUs that generally fully vest on the one-year anniversary of the grant date, subject to acceleration upon change in control, termination of service due to death or disability or other qualifying termination of service. Equity awards are granted annually, following the Company’s annual meeting.
(4) The Lead Director received an additional monthly cash fee of $2,000, and the Chair of a Board Committee or a Committee of the Board of Directors of the Bank received an additional Chair Fee of $2,000 per month.
The following table sets forth the compensation to each of our directors for services during 2024 other than Mr. Rainer, our Executive Chairman, and Mr. Shelton, our Chief Executive Officer, who received no additional compensation for their service as a director.

2025 | Annual Proxy Statement	29

	Fees Earned or Paid in	Stock	All Other
Name	Cash	Awards (1)	Compensation	Total
Andrew J. Armanino, Jr.(2)	$32,917	$45,837	$—	$78,754
Stephen A. Cortese(2)	32,917	45,837	—	$78,754
Kevin J. Cullen(2)	32,917	45,837	—	$78,754
Frank D. Di Tomaso (3)	13,750	36,681	181,149	231,580
Rochelle G. Klein(2)	32,917	45,837	—	78,754
John Farkash (4)	4,000	—	—	4,000
Irwin Golds (2)(6)	56,000	36,003	430	92,433
Dr. Lester Machado(6)	64,917	81,840	1,424	148,181
Richard Martin	50,917	81,840	—	132,757
Frank L. Muller(2)	22,917	45,837	—	68,754
Kaveh Varjavand(2)	42,000	36,003	—	78,003
David Volk (5)(6)	50,917	81,840	506	133,263
Anne Williams	60,917	81,840	—	142,757
Anita Wolman(2)	42,000	36,003	—	78,003
(1)Restricted shares were granted to non-employee directors for their service provided during 2024 and assumed in connection with the Merger for the New Directors (as defined in FN 2 below). The dollar value of restricted stock units represents the aggregate grant date fair value of awards granted during the applicable fiscal year as computed in accordance with FASB ASC Topic 718, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. Stock granted to Retired Directors (as defined in FN 2 below) accelerated in full pursuant to the Merger.
(2)On July 31, 2024, at the effective time of the Merger, Messrs. Armanino, Cortese, Cullen, and Muller and Ms. Klein were appointed as directors of the Company and Bank (“New Directors”) and Ms. Wolman, and Messrs. Golds, and Varjavand retired as directors of the Company and the Bank (“Retired Directors”).
(3)Other compensation represents amounts paid to Mr. Di Tomaso pursuant to his employment with the Bank.
(4)Mr. Farkash resigned from his role as director of the Company and Bank on January 16, 2024.
(5)Mr. Volk’s Board fees are paid directly to Castle Creek Advisors IV LLC. Mr. Volk’s restricted shares were issued to Castle Creek Advisors IV LLC at vesting.
(6)Other compensation includes the taxable fringe benefit of bank owned life insurance (“BOLI”) purchased by the Bank with directors as the insured party, whereby the benefit to each director is 100% of the death benefit in excess of the investment in BOLI.

2025 | Annual Proxy Statement	30

The following table presents: (a) the number of stock awards granted to each non-employee director during 2024 (all of which were in the form of restricted stock units (“RSUs”), the grant date fair values of which are reflected in the table above); (b) the aggregate number of outstanding unvested RSUs held by each non-employee director as of December 31, 2024; and (c) the aggregate number of outstanding options (both vested and unvested) held by each non-employee director at December 31, 2024. The RSUs granted on February 1, 2024 to the non-employee directors vested in full on January 4, 2025.

	Stock Awards in the 2024 Summary	Aggregate Awards Outstanding as of December 31, 2024
	Table of Director Compensation Above	Aggregate Number of
Name	Number of Stock Awards (a)	Unvested RSUs Outstanding (b)	Options Outstanding (c)(3)
Andrew J. Armanino, Jr. (1)	3,146	5,370	—
Stephen A. Cortese(1)	3,146	7,594	—
Kevin J. Cullen(1)	3,146	5,370	—
Frank D. Di Tomaso	2,521	2,521	—
John Farkash(2)	—	—	—
Irwin Golds(1)	2,239	—	—
Rochelle G. Klein(1)	3,146	5,370	—
Dr. Lester Machado	5,385	5,385	7,500
Richard Martin	5,385	5,385	—
Frank L. Muller(1)	3,146	5,370	—
Kaveh Varjavand(1)	2,239	—	—
David Volk	5,385	5,385	17,500
Anne Williams	5,385	5,385	—
Anita Wolman(1)	2,239	—	—
(1)On July 31, 2024, at the effective time of the Merger, Messrs. Armanino, Cortese, Cullen, and Muller and Ms. Klein were appointed as directors of the Company and Bank and Ms. Wolman, and Messrs. Golds, and Varjavand retired as directors of the Company and the Bank (“Retired Directors”). Stock granted to the Retired Directors accelerated in full pursuant to the Merger.
(2)Mr. Farkash resigned from his role as director of the Company and Bank on January 16, 2024.
(3)Options outstanding are fully vested and exercisable.
Compensation Committee Interlocks and Insider Participation
In 2024, the CNG Committee consisted entirely of five independent directors: Dr. Machado (Chairman), Mr. Golds, Mr. Varjavand, Mr. Volk, and Ms. Wolman. Following the Merger, Dr. Machado and Mr. Volk remained on the CNG Committee, and four additional independent directors were included Mr. Cullen (Chairman), Mr. Armanino, Mr. Cortese, and Mr. Martin. No member of the CNG Committee is a current, or during 2024 was a former, executive officer or employee of the Company or any of its subsidiaries. During 2024, no member of the CNG Committee had a relationship that must be described under the SEC rules relating to disclosure of related person transactions. In 2024, none of our executive officers served on the board of directors or compensation committee of any entity that had one or more of its executive officers serving on our Board or its CNG Committee.
Communications with the Board
Shareholders interested in communicating with members of the Board may do so by writing to the Corporate Secretary at 12265 El Camino Real, Suite 210, San Diego, California, 92130. The Corporate Secretary will review and forward to the appropriate members of the Board copies of all such correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board or its committees or that she otherwise determines requires their attention. Concerns relating to accounting, internal controls or auditing matters will be brought promptly to the attention of the Chair of the ARC Committee and will be handled in accordance with procedures established by that committee.

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Executive Officers
The Board periodically evaluates the persons who are designated as executive officers of the Company. The Company’s current executive officers are listed below:

Name	Age	Position
David I. Rainer	68	Executive Chairman of the Company and the Bank
Steven E. Shelton	64	Director, Chief Executive Officer of the Company and the Bank
Thomas G. Dolan	65	Executive Vice President, Chief Financial Officer of the Company, and Chief Strategy Officer of the Company and the Bank
Richard Hernandez	50	President of the Company and the Bank
Jean Carandang	60	Executive Vice President, Chief Financial Officer of the Bank
Martin Liska	57	Executive Vice President, Chief Risk Officer of the Bank
Manisha K. Merchant	49	Executive Vice President, Chief Legal Officer of the Company and the Bank
Peter Nutz	61	Executive Vice President, Chief Credit Officer of the Bank
Michele Wirfel	57	Executive Vice President, Chief Operating Officer of the Company and the Bank
Joann Yeung	50	Executive Vice President, Principal Accounting Officer of the Company, and Chief Accounting Officer of the Bank
The biographies of each of our current executive officers, other than Mr. Rainer and Mr. Shelton, are set forth below. No executive officer has any family relationship, as defined in Item 401 of Regulation S-K, with any other executive officer or any of our current directors. There are no arrangements or understandings between any of the officers and any other person pursuant to which he or she was selected as an officer. Mr. Rainer and Mr. Shelton’s biography can be found under Proposal I - Election of Directors.

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Thomas G. Dolan

Mr. Dolan is Chief Financial Officer of California BanCorp (Nasdaq: BCAL) and the Chief Strategy Officer of California Bank of Commerce, N.A. He brings 40 years of experience in strategic and operational leadership in highly entrepreneurial, growth-oriented financial institutions.

Prior to the merger with California Bank of Commerce, Mr. Dolan was the Chief Financial Officer for Southern California Bancorp since 2020. He was appointed as the Chief Operating Officer in September 2022 and joined in 2020 as the Chief Strategy Officer. Before joining the executive team of Bank of Southern California, Mr. Dolan held the position of EVP and Chief Financial Officer at Los Alamos National Bank (2017-2020) and served as EVP and Chief Operating Officer at Anchor Bancorp Wisconsin Inc., and its successor Old National Bank (2011-2016).

Mr. Dolan received his bachelor’s degree in economics from Loyola University of Chicago and his MBA with a concentration in finance from the University of Chicago.

Richard Hernandez

Mr. Hernandez is the President of California BanCorp (Nasdaq: BCAL) and California Bank of Commerce, N.A. He brings more than 25 years of industry experience to the California market.

Prior to the merger with California Bank of Commerce, Mr. Hernandez held the role of President of Southern California BanCorp and Bank of Southern California, since 2022. Mr. Hernandez experience includes tenure as an EVP for Pacific Western Bank (formerly California United Bank (Nasdaq: CUNB)), overseeing commercial banking in Los Angeles County and Ventura County (2005-2020). Prior to that, he served as Vice President Commercial Banking for US Bank (1999-2003).

Active in the community, he currently serves on the board of Casa Pacifica, a non-profit organization assisting adolescents and families that are victims of abuse (2011-2017; 2021-present).

Mr. Hernandez received his bachelor’s degree in international finance from California Lutheran University.

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Jean Carandang

Ms. Carandang is the EVP and Chief Financial Officer of California Bank of Commerce, N.A. She joined the Company in 2022, bringing over 30 years of industry experience in financial leadership roles.

Ms. Carandang has been the Bank’s EVP and Chief Financial Officer since 2022. She leads the Bank’s financial planning and analysis, accounting, treasury, and capital management teams. Previously, she was the Chief Financial Officer at Suncrest Bank (2016-2022). Prior to that, she was the Chief Financial Officer of Simplicity Bank (2008-2015).

Ms. Carandang is a Certified Public Accountant. She received her bachelor’s degree in Accounting from California State University, Los Angeles.

Martin Liska

Mr. Liska is the EVP and Chief Risk Officer of California Bank of Commerce, N.A. He joined the Company in 2020, bringing more than 30 years of experience in risk management.

Mr. Liska has been the EVP and Chief Risk Officer of the Bank since 2020. He is responsible for all risk management strategies and operations, as well as supervising the Bank’s risk mitigation and identification procedures. Previously, he served as Chief Risk Officer for Preferred Bank (2017-2020) (Nasdaq: PFCB). Prior to that, he served as SVP and BSA Officer for California United Bank (2016-2017) (Nasdaq: CUNB); VP and BSA/AML Officer for State Bank of India, California (2013-2016); AML Director for Las Vegas Sands Corporation (2012-2013) (NYSE: LVS); and VP, Operations and Compliance Risk Manager for City National Bank (2005-2012). Mr. Liska served in multiple positions, including as a bank examiner, for the Federal Reserve Bank (1991-2005).

Active in the community, Mr. Liska served as an Executive Board Member, Secretary and founding member of the U.S.A. Southern California Chapter of the Association of Anti-Money Laundering Specialists (ACAMS) (2011-2018). He received his bachelor’s degree in Organizational Management from the University of La Verne and is a United States Army veteran.

2025 | Annual Proxy Statement	34

Manisha K. Merchant

Ms. Merchant is the EVP, Chief Legal Officer and Corporate Secretary for California BanCorp (Nasdaq: BCAL) and California Bank of Commerce, N.A. She joined the Company in 2022, bringing nearly 25 years of in-house banking expertise.

Ms. Merchant has served as the EVP, Chief Legal Officer and Corporate Secretary since 2022. She is responsible for the legal affairs and corporate governance of the Company and providing legal advice to our Board, Executive Chairman, Chief Executive Officer and senior management. Previously, she served as EVP, Deputy General Counsel for Banc of California, N.A. (2016-2022) (NYSE: BANC) after serving as SVP, Associate General Counsel (2014-2016). Prior to that, Ms. Merchant served as VP, Senior Counsel II for Union Bank (2009-2014); FVP, Senior Counsel for Washington Mutual and its successor, JPMorgan Chase (2007-2009); and Legal Counsel for Western Financial Bank and its successor, Wachovia Bank (2002-2007).

Active in the community, Ms. Merchant previously served as a member of the board of directors of Asian Americans Advancing Justice – LA (2009-2020). She received her bachelor’s degree in Criminology, Law, and Society from the University of California, Irvine, and both her Juris Doctorate and master’s in Business Administration degrees from the University of Connecticut. She is licensed to practice law in California.

Peter Nutz

Mr. Nutz serves as the EVP, Chief Credit Officer of California Bank of Commerce, N.A. He joined the Company in March 2022, bringing more than 30 years of experience in credit.

Most recently, he was Chief Credit Officer of Suncrest Bank. Prior to that, he spent 13 years with Rabobank in the US and overseas in several executive positions such as EVP for Restructuring & Recovery for Bank Gospodarki Żywnościowej (now BNP Paribas) in Poland and as Senior Credit Officer for Rabobank’s US-wide Rural & Retail Division. He also served as Director of Finance for the Offutt Companies, one of the US’s largest vertically integrated agribusinesses headquartered in Fargo, ND.

Originally from Germany, Mr. Nutz holds a Master’s degree in Probability Theory & Combinatorics from the University of Minnesota and a master’s in Mathematics & Economics from the Universität Ulm, Germany.

2025 | Annual Proxy Statement	35

Michele Wirfel

Ms. Wirfel is the Chief Operating Officer of California BanCorp (Nasdaq: BCAL) and California Bank of Commerce, N.A., previously serving as Chief Administrative Officer for the bank from August 2024 through September 2024. Ms. Wirfel’s commercial banking career spans over 30 years, with roles providing broad experience in credit, relationship management, organizational process, and administration.

Prior to the merger with Southern California Bancorp and Bank of Southern California, N.A., Ms. Wirfel spent 17 years in various roles with California Bank of Commerce, commencing in 2007 as Senior Vice President, Relationship Manager and culminating as Chief Banking Officer from 2018 through July 2024. Prior to that, Ms. Wirfel served as Senior Vice President and Regional Manager for CivicBank of Commerce (1992-2003).

Ms. Wirfel received her bachelor’s degree in business administration and finance from California State University, Chico.

Joann Yeung

Ms. Yeung is the Principal Accounting Officer of California BanCorp (Nasdaq: BCAL) and the Chief Accounting Officer of California Bank of Commerce, N.A. since 2024. She joined the Company in 2021 and is responsible for the Company’s financial reporting and technical accounting as well as managing various corporate accounting functions.

Ms. Yeung previously served as the Senior Vice President and Principal Accounting Officer of Southern California Bancorp. She was appointed as the Bank’s Chief Accounting Officer in 2022. Previously, she served as SVP and Director of Financial Reporting (2020-2021) and FVP and Finance Manager (2016-2020) for First Choice Bank and its successor, Enterprise Bank and Trust.

Ms. Yeung received her bachelor’s degree in Accounting from the University of Southern California.

None of our executive officers have been involved in any bankruptcy or criminal proceedings, nor have there been any judgments or injunctions brought against any of our executive officers during the last ten years that we consider material to the evaluation of the ability and integrity of any executive officer.

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Executive Compensation
The goal of our executive compensation program is to attract and retain highly skilled and motivated executive officers that will significantly contribute to the Company’s success. The executive officers are expected to grow and manage the Company and to increase shareholder value while mitigating risk. Thus, the compensation program is designed to provide levels of compensation that reflect the executive’s role in the Company and reward the executive’s performance within the overall performance of the Company. The principal components of our executive compensation program are as follows:
Base Salary. Our base pay generally falls within the established salary range for the executive’s position, and we typically pay base salaries in the middle-to-high end of the salary range. We consider peer salary data and market studies when determining the salary range and believe that base salaries are set at levels that enable us to hire and retain individuals.
Short-Term Incentives. Our annual bonus program is primarily based on the Company meeting or exceeding pre-established annual performance targets, such as return on average assets and asset quality. The Company has entered into a Management Incentive Plan (described below) with certain executive officers that determines their short-term incentives.
Long-Term Incentives. We grant equity awards to certain employees in an effort to attract, retain, and motivate key employees on building long-term profitability and shareholder value by closely aligning the interests of management with those of our shareholders. Awards are granted at the discretion of the CNG Committee. The Company has entered into a Management Incentive Plan (described below) with certain executive officers that determines their long-term incentives.
Other Compensation. Our executives also receive benefits that are generally available to all our employees. We believe our overall compensation package is competitive within the marketplace and consistent with our compensation philosophy.
We have a Management Incentive Plan in place with certain executive officers that is designed to align the interests of management and shareholders. This plan (i) provides a compensation environment that will attract, retain, and motivate key employees of the Company; (ii) aligns corporate goals and strategy to executive compensation strategy; and (iii) recognizes outstanding performers who have contributed significantly to the Company’s success and to the success of such performers’ respective business units. We assess our executive officers’ performance both objectively and subjectively using both financial (e.g., pre-tax, pre-provision revenue and asset quality) and non-financial measures (e.g., strategic objectives and risk management). The CNG Committee of our Board believes that evaluating performance using these metrics aligns the interests of our executive officers with the achievement of sustainable financial performance and results in an increase in shareholder value.
Our CNG Committee annually reviews the total compensation of executive officers reporting to the Executive Chairman and the Chief Executive Officer. Through this review, the CNG Committee determines whether the Company adequately compensates our executive officers for both individual and Company results, relative to external compensation benchmarks. The CNG Committee considers the Company’s internal objectives (financial and non-financial), the individual executive’s contribution to Company objectives, and external peer compensation levels in making annual compensation decisions for the Company’s executive officers. The CNG Committee also receives annual assessments prepared by the Executive Chairman and the Chief Executive Officer regarding the performance of executive officers that report directly to him.

2025 | Annual Proxy Statement	37

The following table sets forth an overview of the compensation for David Rainer, Executive Chairman; Steven Shelton, Chief Executive Officer, Thomas Dolan, Executive Vice President Chief Financial Officer of the Company, and Chief Strategy Officer of the Bank, Richard Hernandez, President, and Thomas Sa, former Executive Vice President and Chief Operating Officer. Mr. Rainer, Mr. Shelton, Mr. Dolan, Mr. Hernandez, and Mr. Sa were our named executive officers for the year ended December 31, 2024. The compensation of the named executive officers is not necessarily indicative of how we will compensate our named executive officers in the future. Evaluation and changes, as needed, are made to our compensation structure to ensure compensation packages remain competitive and align with our compensation philosophy.

	Annual Compensation				Long Term Compensation
				Other Annual	Stock
	Fiscal	Salary	Bonus (1)	Compensation (2)	Awards (3)	Total
Name	Year	($)	($)	($)	($)	($)
David I. Rainer	2024	$636,375	$128,278	$122,237	$803,261	$1,690,151
Executive Chairman of the Board of Directors of the Company and Bank	2023	599,263	300,392	48,936	423,076	1,371,667

Steven E. Shelton(4)	2024	262,881	—	387,481	500,004	1,150,366
Director Chief Executive Officer of the Company and Bank	2023	NA	NA	NA	NA	NA

Thomas G. Dolan	2024	423,750	162,846	89,885	429,125	1,105,606
Executive Vice President Chief Financial Officer of the Company, and Chief Strategy Officer of the Bank	2023	400,000	162,734	38,979	328,089	929,802

Richard Hernandez	2024	398,438	153,319	95,258	327,316	974,331
President of the Company and the Bank	2023	375,000	366,375	49,208	250,005	1,040,588

Thomas Sa(4)(5)	2024	68,372	—	1,537,798	—	1,606,170
Former Executive Vice President and Chief Operating Officer	2023	NA	NA	NA	NA	NA
(1) Bonus to our named executive officers for services in a particular year are paid no later than in March of the immediately following year.
(2) Refer to “Other Annual Compensation” table below.
(3) Long-term compensation – stock awards – represents the aggregate grant date fair value of awards granted during the applicable fiscal year as computed in accordance with FASB ASC Topic 718, and does not include the vesting of previously granted stock options or restricted share units. Restricted share units typically vest ratably over two to five years.
.

2025 | Annual Proxy Statement	38

		Other Annual Compensation
			Life	Health
	Fiscal	401(k)	Insurance	Insurance	Car
Name	Year	Match	Premium	Premium	Allowance	Other(6)(7)(8)	Total
David I. Rainer	2024	$13,800	$3,200	$14,744	$18,000	$72,493	$122,237
Executive Chairman of the Board of Directors of the Company and Bank	2023	13,200	3,200	14,536	18,000	—	48,936

Steven E. Shelton(4)	2024	10,046	1,815	9,370	7,500	358,750	387,481
Director and Chief Executive Officer of the Company and Bank	2023	NA	NA	NA	NA	NA	NA

Thomas G. Dolan	2024	13,800	5,334	11,478	12,000	47,273	89,885
Executive Vice President Chief Financial Officer of the Company, and Chief Strategy Officer of the Bank	2023	13,200	2,772	11,007	12,000	—	38,979

Richard Hernandez	2024	13,800	320	18,572	18,000	44,566	95,258
President of the Company and the Bank	2023	13,200	630	17,378	18,000	—	49,208

Thomas Sa(4)(5)	2024	2,606	726	2,225	1,800	1,530,441	1,537,798
Former Executive Vice President and Chief Operating Officer	2023	NA	NA	NA	NA	NA	NA

(4) Mr. Shelton and Mr. Sa joined the Company and the Bank in 2024. Mr. Shelton was designated as an NEO when he was appointed as the Chief Executive Officer of the Company and Bank on July 31, 2024. Mr. Sa was designated as a NEO when he was appointed as the Chief Operating Officer of the Company and Bank on July 31, 2024. Thus, only 2024 information is included above with respect to each of them.
(5) Mr. Sa resigned from his role as Chief Operating Officer of the Company and Bank effective September 20, 2024.
(6) Includes a one-time vacation payout for 2024 for Mr. Rainer, Mr. Dolan, and Mr. Hernandez when the Company changed to Flex Time Off for senior level employees.
(7) Includes a $355,485 stock option payout to Mr. Shelton in connection with the Merger, country and health club memberships.
(8) Includes a $277,520 stock option payout to Mr. Sa in connection with the Merger and $1.3 million dollars pursuant to his Severance and Release Agreement.
Agreements with Company Officers
We have employment agreements with our Executive Chairman, David I. Rainer and our Chief Executive Officer, Steven Shelton. We previously had agreements with our former Executive Vice President, Chief Operating Officer, Thomas Sa, until his resignation from the Company and Bank on September 20, 2024. We have entered into change-in-control severance agreements with our other executive officers, including Mr. Dolan and Mr. Hernandez. We also have supplemental executive retirement plans with Mr. Shelton, Mr. Dolan and Mr. Hernandez. Such agreements are described below.

2025 | Annual Proxy Statement	39

Employment Agreement with David I. Rainer
We entered into an amended and restated employment agreement with David I. Rainer, effective July 31, 2024, pursuant to which he serves as Executive Chairman of the Company and Bank. The agreement provides for a term of employment for four years in the role of Executive Chairman with an annual base salary of $660,000, subject to review and adjustment, but not reduction, at the discretion of the Company’s board of directors, and Mr. Rainer’s participation in the Company’s management incentive plan, with Mr. Rainer’s specific acknowledgement that he is subject to the Company’s incentive compensation clawback policy. After the initial four years, Mr. Rainer’s employment will continue for one additional year as an Executive Director with an annual base salary of the greater of $100,000 per year or the then current fees for the Company and the Bank board members, and Mr. Rainer will remain a director of the Company and the Bank. Mr. Rainer was granted a restricted share unit award equivalent to $750,000 of the Company’s common stock, subject to vesting ratably over five years, in connection with the agreement.

Mr. Rainer’s employment agreement provides for certain severance benefits upon his involuntary termination without “cause” or if he resigns for “good reason,” in each case as defined in his employment agreement. Following such event of termination or such resignation, Mr. Rainer would be entitled to his accrued salary and benefits and a lump sum severance payment equal to his base salary as in effect on the date of termination. Additionally, the Company will continue to cover Mr. Rainer and his covered dependents under its group healthcare coverage until the earlier of 12 months or the date on which he becomes eligible to receive medical benefits under another group health plan.

In the context of a change in control transaction during his employment term, if Mr. Rainer is terminated or resigns for good reason while serving as Executive Chairman, or if a change in control is announced while he serves as an Executive Director and the change in control consummates, he will be entitled to 36 months’ of his then current base salary (or during his tenure as an Executive Director, his final salary as Executive Chairman), plus three times the average of his aggregate annual bonus paid or payable in the three prior calendar years (or during his tenure as an Executive Director, the final three years as Executive Chairman), plus six months’ health insurance premiums for himself and his dependents.
Additionally, the Company will pay Mr. Rainer an amount equal to six months of COBRA health insurance premiums for him and his covered dependents.

Mr. Rainer’s employment agreement includes a Section 280G “best-net cutback” provision that provides in the event any payment or benefit provided under the employment agreement or any other arrangement with our Company or its affiliates constitutes “parachute payments” within the meaning of Section 280G of the Internal Revenue Code, then such payments and/or benefits will either be (i) provided in full or (ii) be reduced to the extent necessary to avoid the excise tax imposed by Section 4999 of the Internal Revenue Code, whichever results in Mr. Rainer receiving a greater amount on an after-tax basis.

Mr. Rainer participates in the Bank’s vacation and time off policy and is eligible to participate in all group medical and life insurance benefits in accordance with the Bank’s employee benefits policy. A monthly automobile allowance of $1,500 is provided to Mr. Rainer, and he is also entitled to the Bank’s general benefit plans.

2025 | Annual Proxy Statement	40

Employment Agreement with Steven Shelton
We entered into an employment agreement with Mr. Shelton, effective July 31, 2024, pursuant to which he serves as Chief Executive Officer of the Company and the Bank. The agreement provides for a term of employment for four years with an annual base salary of $610,000, subject to review and adjustment, but not reduction, at the discretion of the Company’s board of directors, and Mr. Shelton’s participation in the management incentive plan, with Mr. Shelton’s specific acknowledgement that he is subject to the Company’s incentive compensation clawback policy. After the initial four years, Mr. Shelton’s employment will continue for one additional year, absent notice of termination given by either Mr. Shelton or the Company. Mr. Shelton was granted a restricted share unit award equivalent to $500,000 of Company common stock, subject to vesting ratably over four years, in connection with the agreement.

Mr. Shelton’s employment agreement provides for certain severance benefits upon his involuntary termination without “cause” or if he resigns for “good reason,” in each case as defined in his employment agreement. If Mr. Shelton is terminated without cause within the first three years of his employment with the Company and the Bank, he will be entitled to the change in control benefit under his former employment agreement with CALB. These benefits include 24 months of his then-current base salary, plus the average of his aggregate annual bonus paid in the three most recent bonuses previously paid and the acceleration of the vesting of all outstanding and unvested stock awards previously granted to him. Mr. Shelton will not be entitled to any other severance plan or policy of the Company and any acceleration of equity awards he may be entitled to would be limited to equity awards held by him at the closing of the Merger. If Mr Shelton is terminated without “cause” or if he resigned for “good reason,” after the third anniversary of the Merger, following such event of termination or such resignation, Mr. Shelton would be entitled to his accrued salary and benefits and a lump sum severance payment equal to his base salary as in effect on the date of termination. Additionally, the Company will continue to cover Mr. Shelton and his covered dependents under its group healthcare coverage until the earlier of 12 months or the date on which he becomes eligible to receive medical benefits under another group health plan.

In the context of a change in control transaction during his employment term, if Mr. Shelton is terminated or resigns for good reason, or if a change in control is announced and the change in control consummates, he will be entitled to 24 months’ of his then current base salary, plus two times the average of his aggregate annual bonus paid or payable in the three prior calendar years, plus six months’ health insurance premiums for himself and his dependents. Additionally, the Company will pay Mr. Shelton an amount equal to six months of COBRA health insurance premiums for him and his covered dependents.

Mr. Shelton’s employment agreement includes a Section 280G “best-net cutback” provision that provides in the event any payment or benefit provided under the employment agreement or any other arrangement with our Company or its affiliates constitutes “parachute payments” within the meaning of Section 280G of the Internal Revenue Code, then such payments and/or benefits will either be (i) provided in full or (ii) be reduced to the extent necessary to avoid the excise tax imposed by Section 4999 of the Internal Revenue Code, whichever results in Mr. Rainer receiving a greater amount on an after-tax basis.

Mr. Shelton will participate in the Bank’s vacation and time off policy and will be eligible to participate in all group medical and life insurance benefits in accordance with the Bank’s employee benefits policy. A monthly automobile allowance of $1,500 will be provided to Mr. Shelton, and he will also be entitled to the Company’s general benefit plans.

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Change-in-Control Agreements with Named Executive Officers
On March 26, 2025, we entered into change-in-control agreements with our executive officers. These agreements provide that if the executive is terminated during 12 (or in some instances 18 or 24) months subsequent to a “change in control” of the Company, as defined in the agreements, by the Company without “cause” or by the executive for “good reason,” in each case as defined in the executive’s agreement, the executive will be entitled to receive a lump sum severance payment equal to the sum of the executive’s annual base salary, average annual bonus for the previous three years and the average value of the equity awards granted over the previous three years (or in some instances 1.5 or 2 times the sum of those amounts). In the case of Mr. Dolan and Mr. Hernandez, the termination period is 24 months and the lump sum severance payments are two times the sum of those amounts. In addition, the executive would also be entitled to a pro-rated (through the date of termination) portion of his or her bonus for the then-current year, whether payable in cash or property and calculated as if all performance metrics for the maximum bonus were met, and all of the executive’s equity incentive awards will vest, with performance based awards vesting at target. Each change-in-control agreement includes a Code Section 280G “best-net cutback” provision similar to the provision described in Mr. Rainer and Mr. Shelton’s employment agreements above. The payment of all such severance amounts and benefits is contingent upon the executive’s timely execution and non-revocation of a release of all claims. The change-in-control agreements expire on December 31, 2028, but our obligations to the executives will survive with respect to any change in control that occurs during the term.
Supplemental Executive Retirement Plans with Named Executive Officers
Mr. Shelton has a supplemental executive retirement plan dated May 7, 2018 (“SERP”) with CALB which was assumed by the Company and Bank. The terms continued as set forth in the respective agreements except that the percentage referenced in the defined term “Targeted Benefit Amount” (as defined in the SERP) was increased to 30% from 25%, and if he is terminated without “cause” (as defined in the SERP) then he will become immediately and fully vested. Mr. Shelton’s SERP provides for a projected value of approximately $2.9 million when fully vested after 10 years with monthly payments generally commencing upon his retirement. This benefit is subject to a ten year vesting period beginning on the original date of the SERP with full accelerated vesting if he is terminated or quits for good reason (as defined in the SERP) in connection with a change of control. As of December 31, 2024, the present values of the vested accrued benefit were $1.4 million for Mr. Shelton.
Mr. Shelton also has a split-dollar joint beneficiary agreement with CALB that was assumed by the Company and the Bank. This agreement provides for the sharing of proceeds of bank owned life insurance previously purchased on his life such that if he should die while employed, his named beneficiaries would receive a specified sum or the net amount at risk, whichever is smaller. As of December 31, 2024, this benefit was valued at $1.35 million.
In July 2021, the Bank entered into supplemental executive retirement agreements (each, a “SERP”) with Mr. Dolan and Mr. Hernandez providing that a specified annual benefit ($50,000 for Mr. Dolan and $75,000 for Mr. Hernandez) is payable for ten years following his normal retirement at age 67. Each SERP is a nonqualified deferred compensation arrangement with benefits vesting 20% annually over five years for Mr. Dolan and 10% annually over ten years for Mr. Hernandez. If the executive voluntarily resigns or is terminated without cause, as defined in his SERP, before age 67, each SERP provides a lump sum early termination benefit in an amount equal to the product of the then-accrued liability balance and the executive’s vesting percentage. Upon the executive’s permanent disability, death or a termination without cause before age 67, each SERP provides the executive or his beneficiaries a lump sum benefit in

2025 | Annual Proxy Statement	42

an amount equal to then-accrued liability balance. If an executive is terminated without “cause” or resigns for “good reason” during the 12 months following a “change in control,” each as defined in his SERP, before age 67, each SERP provides a lump sum benefit in an amount equal to the accrued liability balance calculated as of the executive’s ordinary retirement discounted for present value. As of December 31, 2024, the present values of the vested accrued benefit were $274 thousand for Mr. Dolan and $65 thousand for Mr. Hernandez. The SERPs constitute unfunded, unsecured promises by the Bank to make payments in the future.
Thomas Sa Agreements
Mr. Sa, the former Executive Vice President and Chief Operating Officer of the Company and the Bank, joined us from CALB in connection with the Merger. During his time with the Company and the Bank, Mr. Sa was employed pursuant to an offer letter and received a base salary of $35,416.66 per month, was eligible to participate in the Company’s management incentive plan, as well as the group medical and life insurance benefits in accordance with the Bank’s employee benefits policy.
On September 20, 2024, Mr. Sa resigned from the Company and the Bank. In connection with his resignation, he entered into a separation and release agreement which provided for a payment of approximately $1.3 million for the separation, cash-out or termination of equity awards, and a customary mutual release of claims.
Southern California Bancorp 2019 Omnibus Equity Compensation Plan
General. The 2019 Omnibus Equity Compensation Plan (the “2019 Plan”) was first adopted by our Board of Directors on November 20, 2019, and approved by our shareholders on April 22, 2020. Our Board subsequently amended the 2019 Plan on October 26, 2020, and June 26, 2021, to increase the number shares of common stock available for awards. The 2019 Plan will terminate on November 19, 2029. The 2019 Plan was designed to ensure the continued availability of equity awards that will assist us in attracting, retaining and rewarding key employees and directors. The 2019 Plan is intended to promote the growth and profitability of the Company by providing our key employees and directors with incentive compensation opportunities in the form of stock options and restricted shares, thereby aligning their interests with those of our shareholders.
Shares Available for Awards. Up to 3,400,000 shares of common stock, which includes any shares of common stock underlying awards that expire or are otherwise terminated or forfeited at any time after the effective date of the 2019 Plan, will be available for issuance to participants (including individuals who may become participants due to acquisitions) under the 2019 Plan. In addition, there are outstanding stock options to purchase totaled 869,600 shares and outstanding unvested restricted shares totaled 35,625 shares of common stock outstanding under the 2019 Plan that were originally issued by the Bank and which we assumed when we completed the bank holding company reorganization. Shares of common stock delivered to or withheld by the Company pursuant to the exercise of an award or applied to the satisfaction of any tax withholding obligation become available for re-grant under the 2019 Plan. Shares subject to awards issued in substitution or replacement of awards issued by another entity do not count against the 2019 Plan’s share grant limits. The 2019 Plan does not have an evergreen provision.
Administration. The CNG Committee administers the 2019 Plan. Among other powers, the CNG Committee has full and exclusive power to interpret the 2019 Plan, grant awards, and to determine the number of shares of common stock that will be subject to the awards. The CNG Committee may delegate to one or more persons other than members of the CNG Committee certain day-to-day administrative duties with respect to the 2019 Plan.

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Eligibility for Participation. All officers, employees, directors and consultants of the Company and its subsidiaries are eligible to participate in the 2019 Plan. Subject to the provisions of the 2019 Plan, the CNG Committee has the authority to select from the eligible individuals to whom awards are granted and to determine the nature and amount of each award.
Types of Awards. The CNG Committee may grant incentive awards in the form of stock options and restricted stock. Each award will be reflected in an agreement between the Company and the recipient and will be subject to the terms of the 2019 Plan, together with any other terms or conditions contained therein that are consistent with the 2019 Plan and that the CNG Committee deems appropriate.
Stock Options. The CNG Committee may grant stock options intended to qualify as incentive stock options, or ISOs, within the meaning of Section 422 of the Internal Revenue Code, and “nonqualified stock options” that are not intended to so qualify as incentive stock options or any combination of ISOs and nonqualified stock options.
The CNG Committee will determine the term of each option and the exercise price per share for options on the date of grant, provided that the exercise price of any option granted under the 2019 Plan can never be less than the fair market value of the underlying shares of common stock on the date of grant. The CNG Committee may impose in an award agreement such restrictions on the shares deliverable upon exercise of a stock option as it deems appropriate, including that such shares will constitute “restricted shares” subject to restrictions on transfer.
Restricted Stock. An award of restricted stock involves the immediate transfer by the Company to the participant of a specific number of shares of common stock which are subject to a risk of forfeiture and a restriction on transferability. This restriction will lapse following a stated period of time or subject to any stated conditions. The participant does not pay for the restricted stock and has all the rights of a holder of a share of common stock of the Company (except for the restriction on transferability), including the right to vote and receive dividends unless otherwise determined by the CNG Committee and set forth in the award agreement. Except as provided otherwise in an award agreement, if a participant’s employment with the Company or its subsidiaries is terminated for any reason at any time during which any portion of an award of restricted stock remains subject to restrictions, that portion will automatically be forfeited and returned to the Company.
Modification and Substitutions of Awards. Subject to applicable law and the terms of the 2019 Plan, the CNG Committee may: (i) modify, extend and renew awards to modify the terms of an award agreement, provided that no modification, extension or renewal may have the effect of lowering the exercise price of any award except for adjustments related to capitalization and other corporate changes as described above; and/or (ii) accept the surrender of awards granted under the 2019 Plan or under any other equity compensation plan of the Company and replace them with new awards pursuant to the 2019 Plan.
Amendment and Termination. Our Board may, at any time and from time to time and in any respect, terminate, amend or modify the 2019 Plan, including to provide that the 2019 Plan and each award granted under the 2019 Plan complies with applicable law, regulations and stock exchange rules provided that no amendment (other than an adjustment upon a change in capitalization) may adversely affect any outstanding award, without the written consent of the participant holding such outstanding award. Such termination, amendment or modification may be without shareholder approval except to the extent that such approval is required by the Internal Revenue Code, or under any other applicable laws or stock exchange rules.

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The CNG Committee may, at any time and in its sole discretion, determine that any outstanding stock options granted under the 2019 Plan, whether or not exercisable, will be canceled and terminated and the holders of such stock options may receive for each share of common stock subject to such stock option award a cash payment (or the delivery of shares of stock, other securities or a combination of cash, stock and securities equivalent to such cash payment) equal to the difference, if any, between the fair market value of our common stock and the stock option’s exercise price per share multiplied by the number of shares of common stock subject to such stock option; provided that if such product is zero or less, the stock option may be canceled without consideration.
Effect of Termination and Change in Control. Unless otherwise provided in an award agreement, if a “terminating event” (as defined in the 2019 Plan) occurs, the 2019 Plan will terminate and all stock options and restricted stock awards will vest in full, with holders of stock options given at least 30 days to elect to exercise, subject to the completion of the terminating event. Under the 2019 Plan, a “terminating event” includes (1) the consummation of a plan of liquidation or dissolution of the Company, (2) a merger or reorganization in which the Company is not the surviving corporation or (3) a sale of all or substantially all of the Company’s assets, unless all outstanding awards that are not exercised or paid at the time of the change in control will be assumed by, or replaced with awards that have comparable terms by, a successor corporation (or a parent or subsidiary of the successor corporation).
Assumed Awards Under the CALB Amended and Restated 2017 Equity Incentive Plan
In connection with the Merger, each of the 185,878 outstanding, unvested restricted stock units granted to the continuing directors, executives and employees under CALB’s Amended and Restated 2017 Equity Incentive Plan were assumed and converted into 295,512 unvested restricted stock units of the Company. Each such converted restricted stock unit award continues to be subject to the same terms and conditions as were applicable to the corresponding CALB restricted stock unit award immediately prior to the Merger. The weighted average remaining term on these assumed restricted stock units was 4 years, ranging from two months to 5 years.

Policies with Respect to Timing of Stock-Based Award
We do not currently grant awards of stock options, stock appreciation rights or similar option-like instruments. Accordingly, we have no specific policy or practice on the timing of awards of options in relation to the disclosure of material nonpublic information by the Company. In the event we determine to grant new awards of stock options, stock appreciation rights or similar option-like instruments, our Board will evaluate the appropriate steps to take in relation to the foregoing.

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Outstanding Equity Awards
The following table provides information for each of our named executive officers regarding outstanding stock options and restricted share units held by our named executive officers as of December 31, 2024.

			Number of	Number of	Option		Number	Market Value
			Underlying	Underlying	Exercise	Option	of Shares or	of Shares or
	Grant		Unexercised Options-	Unexercised Options-	Price	Expiration	Units of stock that Have	Units of Stock that Have
Name	Date		Exercisable	Unexercisable	($)	Date	Not Vested	Not Vested (1)
David I. Rainer	11/5/2020	(2)	—	—	—	—	70,588	$1,167,526
Executive Chairman of the Company and the Bank	3/1/2023	(3)	—	—	—	—	7,721	$127,705
	3/1/2024	(4)	—	—	—	—	27,889	$461,284
	8/2/2024	(5)	—	—	—	—	49,020	$810,791

Steven E. Shelton	7/31/2024	(6)	—	—	—	—	6,371	$105,376
Director, Chief Executive Officer of the Company and Bank	7/31/2024	(7)	—	—	—	—	541	$8,948
	7/31/2024	(8)					3,625	$59,958
	7/31/2024	(9)					1,622	$26,828
	7/31/2024	(10)					2,162	$35,759
	7/31/2024	(11)					11,358	$187,861
	8/2/2024	(12)	—	—	—	—	32,680	$540,527

Thomas G. Dolan	10/26/2020	(13)	—	—	—	—	14,117	$233,495
Executive Vice President Chief Financial Officer of the Company and Chief Strategy Officer of the Bank	3/1/2023	(3)	—	—	—	—	6,177	$102,168
	3/1/2024	(4)	—	—	—	—	15,035	$248,679
	8/2/2024	(14)	—	—	—	—	26,144	$432,422

Richard Hernandez	11/2/2020	(15)	—	—	—	—	11,236	$185,843
President of the Company and the Bank	3/4/2022	(16)	—	—	—	—	3,788	$62,654
	5/5/2022	(17)	—	—	—	—	10,094	$166,955
	8/2/2024	(14)	—	—	—	—	19,608	$324,316

Thomas Sa(18)
Former Executive Vice President and Chief Operating Officer			NA	NA	NA	NA	NA	NA
(1)Based on the closing price of the Company’s common stock of $16.54 on December 31, 2024.
(2)Represents restricted stock units granted pursuant to Mr. Rainer’s employment agreement, which will vest in equal installments over a two-year period beginning on December 1, 2024.
(3)Represents restricted stock units that will vest in equal installments over a two-year period beginning on March 1, 2024.
(4)Represents restricted stock units that will vest in equal installments over a two-year period beginning on March 1, 2025.
(5)Represents restricted stock units granted pursuant to Mr. Rainer’s Amended and Restated Employment Agreement, which will vest in equal installments over a five-year period beginning on August 2, 2025.

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(6)Represents restricted stock units assumed from the Merger that will vest in equal quarterly installments beginning on September 21, 2024 through June 21, 2028.
(7)Represents restricted stock units assumed from the Merger that will vest in equal installment over a one-year period beginning on March 19, 2025.
(8)Represents restricted stock units assumed from the Merger that will vest in equal installments over a two-year period beginning on March 8, 2025.
(9)Represents restricted stock units assumed from the Merger that will vest in equal installments over a three-year period beginning on April 12, 2025.
(10)Represents restricted stock units assumed from the Merger that will vest in equal installments over a four-year period beginning on July 27, 2025.
(11)Represents restricted stock units assumed from the Merger that will vest in equal installments over a five-year period beginning on March 25, 2025.
(12)Represents restricted stock units granted pursuant to Mr. Shelton’s employment agreement with the Company and Bank, which will vest in equal installments over a three-year period beginning on August 2, 2025.
(13)Represents restricted stock units that will vest in equal installments over a two-year period beginning on December 1, 2024.
(14)Represents restricted stock units that will vest in equal installments over a five-year period beginning on August 2, 2025.
(15)Represents restricted stock units that will vest in equal installments over a five-year period beginning on December 1, 2021.
(16)Represents restricted stock units that will vest in equal installments over a three-year period beginning on March 4, 2023.
(17)Represents restricted stock units that will vest in equal installments over a five-year period beginning on May 5, 2023.
(18)Mr. Sa resigned from his role as Chief Operating Officer of the Company and Bank effective September 20, 2024.

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Certain Relationships And Related Transactions, and Director Independence
Policies and Procedures for Approval of Related Person Transactions
Our Board of Directors has adopted a written Related Party Transactions Policy. The policy describes the procedures used to identify, review, approve and disclose, if necessary, any transaction occurring since the beginning of our last fiscal year, or any currently proposed transaction, involving the Company where the amount involved exceeds $120,000 and in which any of the following persons had or will have a direct or indirect material interest: (i) a director or director nominee; (ii) an executive officer; (iii) a person known by the Company to be the beneficial owner of more than 5% of the Company’s common stock; or (iv) a person known by the Company to be an immediate family member of any of the foregoing. Each such transaction is referred to as a “Related Party Transaction.”
The Company does not allow for loans to be made to its employee base; therefore no officers of the Company have loans with us. Loans made to directors and their related parties must comply with Regulation O of the Federal Reserve.
Under the policy, each of our directors and executive officers is required to inform the Chief Legal Officer of any potential Related Party Transaction. In addition, on an annual basis, each director and executive officer completes a questionnaire designed to elicit information about any potential Related Party Transactions. Once a transaction has been identified and is determined to constitute a Related Party Transaction, the CNG Committee will be provided with a summary of material facts of the transaction. The CNG Committee will then review the transaction and determine whether it should be permitted or prohibited. In making its determination, the CNG Committee will consider all relevant factors, including but not limited to (i) whether the terms of the Related Party Transaction are fair to the Company and on the same basis as would apply if the transaction did not involve a related party, (ii) whether there are business reasons for us to enter into the Related Party Transaction, (iii) whether the Related Party Transaction would impair the independence of an outside director, and (iv) whether the Related Party Transaction would present an improper conflict of interest for any director or executive officer. A committee member having an interest in a Related Party Transaction will not participate in any discussion, approval or ratification of the transaction.
Certain Transactions with Related Persons
Banking Transactions
Some of our officers and directors and the business organizations with which they are associated have been customers of, and have engaged in banking transactions with, the Bank in the ordinary course of business, and we expect that they will continue to engage in such banking transactions in the future. All of the banking transactions described in this paragraph are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral (where applicable), as those prevailing at the time for comparable transactions with persons not related to us, and do not involve more than normal risk of collectability or present other features unfavorable to us. As of the date of this proxy statement, no related party loans were categorized as nonaccrual, past due, restructured or potential problem loans. Further, the Bank is restricted as to the extent and amount of loans it can make to our directors. All of the banking transactions described in this paragraph have complied with said restrictions.

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Lease Relationship
The Bank leases a branch office located in Ramona, California from an entity of which one of our former directors, John Farkash, is a majority beneficial owner. Mr. Farkash resigned form his role as director on January 16, 2024. The Bank first entered into this lease in 2000 and, as amended, the lease covers approximately 1,476 usable square feet. Total lease expense for each of 2024 and 2023 was $44 thousand and $44 thousand and future minimum lease payments under the lease were $107 thousand as of December 31, 2024.
Certain Investor Rights
In connection with a capital offering in 2016, we entered into a Securities Purchase Agreement and letter agreement with Castle Creek Capital Partners VI LP (“Castle Creek”) in which we agreed to provide Castle Creek certain investor rights. When Castle Creek made additional purchases of our common stock in 2018 and 2019, we entered into new side letters with Castle Creek confirming that its investor rights would apply to all of the shares it purchased. Under these agreements, for so long as Castle Creek and its affiliates own at least 5.0% of our outstanding common stock and not less than 891,284 shares, we must nominate for election, recommend that our shareholders elect, and use our reasonable best efforts to take all action required to elect, a representative of Castle Creek to our Board at our annual meeting each year. If Castle Creek’s representative ceases to be director, Castle Creek is permitted to designate a replacement. We also agreed to provide Castle Creek and its permitted transferees “piggyback” registration rights with respect to registration statements we may file, subject to certain exceptions, and to permit them to sell their shares in any underwritten offering we may pursue to the extent the inclusion of their shares would not, in the opinion of the underwriters, adversely affect the marketability of the offering. We will bear certain expenses incurred in connection with the filing of any such registration statements.
Certain Investments
The Company invested in Castle Creek Launchpad Fund I (“Launchpad”) in 2022. Launchpad is a financial technology venture capital fund for which our director, Mr. Volk, serves on the investment committee. The Company’s total commitment is $2.0 million, and the Company contributed an aggregate of $1.2 million through the year ended December 31, 2024.
Director Independence
Our Board annually evaluates the independence of its members based on the listing rules of the Nasdaq Stock Market and the related rules of the SEC. In addition, our Board annually evaluates the independence of its ARC Committee and CNG Committee members based on the Nasdaq Rules 5605(c)(2) and (d)(2), respectively. Our corporate governance policy requires that a majority of the Board be composed of directors who meet the requirements for independence established by these standards. Our Board has concluded that the Company has a majority of independent directors and that our Board meets the standards of Nasdaq Rules 5605(a)(2). Our Board has also concluded that the members of the ARC Committee meet the standards of the Nasdaq Rule 5605(c)(2) and that the members of the CNG Committee meet the standards of the Nasdaq Rule 5605(d)(2).
Our Board has determined that each of our directors, other than Mr. Rainer, Mr. Shelton, Mr. Di Tomaso and Ms. Williams, are independent, taking into account the matters discussed above. Mr. Rainer and Mr. Shelton are not independent because they are employees of the Company and/or the Bank. Mr. Di Tomaso and Ms. Williams are not independent because they were each employed by the Bank within the last three years.

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Report of the Audit and Risk Committee

The Audit and Risk Committee has reviewed and discussed the audited consolidated financial statements of the Company as of and for the year ended December 31, 2024, with the management of the Company and with RSM US LLP (“RSM”), the Company’s independent public accounting firm. Specifically, the Audit and Risk Committee has discussed with the independent public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC, which includes, among other things:
•Methods used to account for significant unusual transactions;
•The effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;
•The process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor’s conclusions regarding the reasonableness of those estimates; and
•Disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the consolidated financial statements.
The Audit and Risk Committee has received the written disclosures and the letter from the Company’s independent public accounting firm, RSM, required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit and Risk Committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence. Based on its review of the audited consolidated financial statements and the various discussions noted above, the Audit and Risk Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K, for the year ended December 31, 2024.

AUDIT AND RISK COMMITTEE
Rochelle G. Klein, Chair
Andrew Armanino, Jr.
Kevin J. Cullen
Dr. Lester Machado
Richard Martin

The foregoing report shall not be deemed soliciting material or to be filed with the SEC or subject to Regulation 14A or 14C under the Exchange Act or to the liabilities of Section 18 of the Exchange Act, nor shall any information in this report be incorporated by reference into any past or future filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, except to the extent that we specifically request that it be treated as soliciting material or specifically incorporate it by reference into a filing under the Securities Act or the Exchange Act.

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PROPOSAL II TO RATIFY THE SELECTION OF THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTING FIRM

Proposal II
Change of the Independent Auditor

As previously disclosed in the Company’s Current Report on Form 8-K, filed with the SEC on November 22, 2023 (the “Eide Bailly Form 8-K”), Eide Bailly LLP (“Eide Bailly”) notified the Company on November 17, 2023 that Eide Bailly has made a decision to exit the financial institution portion of its SEC audit practice, and therefore would decline to stand for reappointment as the Company’s independent registered public accounting firm for the year ending December 31, 2024. The Company has continued to engage Eide Bailly for the audit of the financial statements for the year ending December 31, 2023, and for the review of the Company’s interim financial statements for the quarter ending March 31, 2024.
As previously disclosed in the Eide Bailly Form 8-K, the audit reports of Eide Bailly on the Company's consolidated financial statements as of and for the years ended December 31, 2023 and 2022 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.
As previously disclosed in the Eide Bailly Form 8-K, during the years ended December 31, 2022 and 2021, and subsequent interim period through November 22, 2023, there have been no disagreements with Eide Bailly on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Eide Bailly, would have caused Eide Bailly to make reference to the subject matter of the disagreement in connection with its reports on the Company's financial statements for such periods.
As previously disclosed in the Eide Bailly Form 8-K, during the two most recent years ended December 31, 2022 and 2021 and subsequent interim period through November 22, 2023, there were no "reportable events" as that term is described in Item 304(a)(1)(v) of Regulation S-K.
Independent Registered Public Accounting Firm for 2025

The Audit and Risk Committee has appointed RSM US, LLP (“RSM”) to serve as the Company’s independent public accounting firm for the fiscal year ending December 31, 2025. RSM was engaged on April, 2, 2024. The Audit and Risk Committee and the Board seek to have the shareholders ratify the Audit and Risk Committee’s appointment of RSM as the Company’s independent public accounting firm for the fiscal year ended December 31, 2025. Although the Company is not required to seek shareholder approval of this appointment, the Board of Directors feels it is sound corporate governance to do so. If the appointment of RSM is not ratified by the Company’s shareholders, the Audit and Risk Committee may appoint another independent accounting firm or may decide to maintain its appointment of RSM. RSM has served as the Company’s independent public accountants since April 2024. Eide Bailly LLP had served as the Company’s former independent public accountants since 2019, for each of the years ended December 31, 2019 through 2023. Vavrinek, Trine, Day & Co., LLP, who joined Eide Bailly LLP in 2019, had served as the Company’s auditor since 2007.
Representatives of RSM will participate at the Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

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Fees
For the years ended December 31, 2024 and 2023, RSM, the Company’s independent public accountants, provided services to the Company, as follows:

	Year Ended December 31,
(in thousands)	2024	2023
Audit fees	$522	$—
Audit-related fees	60	—
Total audit and audit-related fees	582	—
All other fees	—	—
Tax fees	—	—
Total fees	$582	$—
For the years ended December 31, 2024 and 2023, Eide Bailly, the Company’s former independent public accountants, provided services to the Company, as follows:

	Year Ended December 31,
(in thousands)	2024	2023
Audit fees	$39	$518
Audit-related fees	77	30
Total audit and audit-related fees	116	548
All other fees	—	—
Tax fees	—	—
Total fees	$116	$548

Audit fees. In the year ended December 31, 2024, RSM rendered audit services, which consisted of professional services provided for the audit of the Company’s annual consolidated financial statements and internal control over financial reporting including compliance with FDIC Improvement Act, reviews of the Company’s quarterly consolidated financial statements in connection with the filing of periodic reports, and related consultations.
In the year ended December 31, 2023, Eide Bailly rendered audit services, which consisted of professional services provided for the audit of the Company’s annual consolidated financial statements and internal control over financial reporting including compliance with FDIC Improvement Act, review of the Company’s quarterly consolidated financial statements in connection with the listing of the Company’s common stock on the Nasdaq Stock Market, and related consultations.
Audit-related fees. RSM rendered other audit-related fees for services relating to the Merger in 2024. No other audit related services were rendered during 2023. Eide Bailly rendered other audit-related fees for the review of registration statements on Forms S-4 and S-8 during 2024 and 2023.
All other fees. RSM and Eide Bailly did not render any other services to us during 2024 and 2023.
Tax fees. RSM and Eide Bailly did not render any tax services to us during 2024 and 2023.

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Audit and Non-Audit Services Pre-Approval Policy

The Audit and Risk Committee’s charter provides that the Audit and Risk Committee must pre-approve services to be performed by the Company’s independent registered public accounting firm. In accordance with that requirement, the Audit and Risk Committee pre-approved the engagement of RSM and Eide Bailly pursuant to which it provided the services described above for the fiscal years ended December 31, 2024 and 2023, respectively.

Vote Required and Recommendation of the Board of Directors

Approval of this proposal requires the affirmative vote of a majority of the shares of common stock present or represented by proxy and voting at the Annual Meeting, provided that such shares also constitute at least a majority of the required quorum. Abstentions and broker non-votes are not counted in determining whether the affirmative votes constitute a majority of the shares present or represented and voting at the Annual Meeting for this proposal but could affect whether this proposal is approved because they do not count as affirmative votes in determining whether the shares voting affirmatively on the proposal constitute at least a majority of the required quorum.

✓	The Board of Directors Recommends a Vote “FOR” the Ratification of the Appointment of RSM US LLP as the Company’s Independent Public Accounting Firm for the Fiscal Year Ending December 31, 2025.

SOLICITATION

We will pay the costs of soliciting proxies from our shareholders and plan on soliciting proxies by mail. If you choose to access the proxy materials and/or vote over the internet, you are responsible for internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. In order to ensure adequate representation at the Annual Meeting, our directors, officers and employees and those of the Company may, without additional compensation therefor, communicate with shareholders, brokerage houses and others by telephone, email, facsimile, or in person, to request that proxies be furnished. We will reimburse brokerage houses, banks, custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners of the Company’s common stock.

SHAREHOLDER PROPOSALS AND NOMINATIONS

Under Exchange Act Rule 14a-8, any shareholder desiring to submit a proposal for inclusion in our proxy materials for our 2026 annual meeting of shareholders must provide the Company with a written copy of that proposal by no later than December 9, 2025 which is the 120th day before the first anniversary of the date on which the Company’s proxy materials for the Annual Meeting are being released. However, if the date of our 2026 Annual Meeting of shareholders changes by more than 30 days from the date of the Annual Meeting in 2025, then the deadline would be a reasonable time before we begin to print and mail our proxy materials for our 2026 Annual Meeting of shareholders. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are governed by the Exchange Act, and the rules of the SEC thereunder and other laws and regulations to which interested shareholders should refer.

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In accordance with the advance notice requirements contained our Bylaws, a shareholder who proposes to bring business before, or make nominations of persons for election to the Board of Directors at the 2026 annual meeting of shareholders but who does not desire to have the proposal included our proxy materials for the meeting must deliver written notice to the Company’s Corporate Secretary no earlier than 120 calendar days and no later than 90 calendar days before the date such annual meeting is to be held. If our 2026 annual meeting is called for a date that is not within 30 days of the anniversary of the 2025 Annual Meeting, notice must be received not later than 10 calendar days following the day on which public announcement of the date of the annual meeting is first made. A shareholder’s written notice must include certain information concerning the shareholder and each nominee or proposal as described in our Bylaws. In addition to satisfying the foregoing requirements under our Bylaws, to comply with the SEC’s “universal proxy” rules, shareholders who intend to solicit proxies in support of director nominees must include the additional information required by SEC Rule 14a-19. For more information on requirements regarding SEC Rule 14a-19, see “Selection and Nomination of Candidates for Election to the Board of Directors Shareholder”. Shareholder proposals or nominations for directors that do not meet the notice requirements set forth above and set forth in our Corporate Bylaws will not be acted upon at the 2026 annual meeting of shareholders.

Nominations and shareholder proposals, as well as requests for a copy of the Company’s Bylaws (which will be furnished to any shareholder without charge upon written request), should be directed to the Corporate Secretary at 12265 El Camino Real, Suite 210, San Diego, California, 92130.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and persons who beneficially own more than 10 percent of the Company’s voting common stock, to report to the SEC their initial ownership of the Company’s equity securities and any subsequent changes in that ownership. Specific due dates for these reports have been established by the SEC and the Company is required to disclose in this report any late filings or failures to file.
To the Company’s knowledge, based solely on our review of the copies of these reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 2024, all Section 16(a) filing requirements applicable to the Company’s officers and directors during 2024 were met, except for inadvertent failures by: (i) Mr. Liska to timely file a Form 4 to report the transfer of 16,054 shares from himself as an individual to his trust; David Rainer to timely file a Form 4 to report the transfer of 219,923 shares from himself as an individual to his trust; and (ii) Ms. Wirfel to timely file a Form 3 in connection with her appointment as Chief Operating Officer of the Company and Bank.

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OTHER MATTERS
We are not aware of any other matters to come before the Annual Meeting. If any other matter not mentioned in this proxy statement is properly brought before the Annual Meeting or any adjournment or postponement, the proxy holders named in the enclosed proxy card will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment. Discretionary authority with respect to such other matters is granted by the execution of the proxy, whether you vote by telephone, on the internet or return your proxy card by mail.

INTERNET AVAILABILITY OF MATERIALS

The Company’s Notice of Annual Meeting, this proxy statement and 2024 Annual Report are available online at https://www.envisionreports.com/BCAL. In accordance with SEC rules, we are making our proxy materials available over the internet. We expect to mail the Notice of Internet Availability of Proxy Materials to our shareholders on or about April 8, 2025. The Notice contains instructions on how to access this proxy statement and our 2024 Annual Report and submit a proxy over the internet. If you receive a Notice of Internet Availability of Proxy Materials by mail, you will not receive a paper copy of the proxy materials unless you request such materials by following the instructions contained in the Notice of Internet Availability of Proxy Materials or in this proxy statement.

By Order of the Board of Directors

David I. Rainer
Executive Chairman

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C123456789

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California BanCorp VOTE

ENDORSEMENT_LINE______________ SACKPACK_____________

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MR A SAMPLE
DESIGNATION (IF ANY)
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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 8:59 p.m., PDT, on May 20, 2025.

Online
Go to **www.envisionreports.com/BCAL** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money!
Sign up for electronic delivery at www.envisionreports.com/BCAL

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X

Annual Shareholder Meeting Proxy Card

1234 5678 9012 345

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

A Proposals — The Board of Directors recommends a vote FOR each director nominee listed in Proposal I and FOR Proposal II.

	For	Withhold		For	Withhold		For	Withhold
1a - Andrew J. Armanino, Jr.	☐	☐	1b - Stephen A. Cortese	☐	☐	1c - Kevin J. Cullen	☐	☐
1d - Frank D. Di Tomaso	☐	☐	1e - Rochelle G. Klein	☐	☐	1f - Dr. Lester Machado	☐	☐
1g - Richard Martin	☐	☐	1h - Frank L. Muller	☐	☐	1i - David I. Rainer	☐	☐
1j - Steven E. Shelton	☐	☐	1k - David Volk	☐	☐	1l - Anne Williams	☐	☐

B Authorized Signatures - This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name(s) appear(s). When signing as attorney, executor, trustee, or other representative capacity, please give your full title. If more than one shareholder, all should sign.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

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1 U P X 6 4 9 0 0 9

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

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2025 Annual Meeting

2025 Annual Meeting of Shareholders of California BanCorp

May 21, 2025, 8:30 a.m., PDT
California BanCorp Headquarters
12265 El Camino Real, Suite 210, San Diego, CA 92130

Upon arrival, please present photo identification at the registration desk.

Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/BCAL

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — CALIFORNIA BANCORP

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoint(s) David I. Rainer and Manisha Merchant, and each of them, as proxy for the undersigned (the "Proxy Holders"), with full power of substitution and revocation, to represent and to vote, as designated on the reverse side of this ballot, all shares of the common stock of California BanCorp (the "Company") that the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company to be held on Wednesday, May 21, 2025, at 8:30 a.m. PDT, at 12265 El Camino Real, Suite 210, San Diego, CA 92130, upon the items set forth on the reverse side and in the Notice of Annual Meeting of Shareholders and according to their discretion upon all other matters that may be properly presented for action at the Annual Meeting or at any adjournment or adjournments thereof. The undersigned may revoke this proxy at any time prior to its exercise.

This proxy, when properly executed and returned to the Company, will be voted in the manner directed. In the event that no such direction is given hereon and this proxy is not subsequently revoked or superseded, the Proxy Holders intend to vote "FOR" each of the listed nominees for election to the Board of Directors (Proposal I) and "FOR" the ratification of the Board of Director's selection of independent public accounting firm (Proposal II).

To assure a quorum, you are urged to date, complete, and sign this proxy and mail it promptly in the enclosed envelope, which requires no additional postage if mailed in the United States.

C **Non-Voting Items**

Change of Address — Please print new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting. ☐

PLEASE PROMPTLY COMPLETE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE OR VOTE FOLLOWING THE ELECTRONIC VOTING INSTRUCTIONS.

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